Exhibit 10.02

EXECUTION VERSION

AMENDMENT NO. 1 dated as of June 2, 2020 (this “Agreement”), to the Term Loan Credit Agreement dated as of February 10, 2020 (the “Existing Term Loan Credit Agreement”), among CARRIER GLOBAL CORPORATION, a Delaware corporation (the “Company”), the LENDERS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, the Company has requested that the Existing Term Loan Credit Agreement be amended as set forth herein; and

WHEREAS, the Lenders party hereto and the Administrative Agent are willing, subject to the terms and conditions set forth below, to amend the Existing Term Loan Credit Agreement on the terms set forth herein (the Existing Term Loan Credit Agreement, as so amended, is referred to as the “Amended Term Loan Credit Agreement”).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined herein (including in the preliminary statements hereto) have the meanings assigned to them in the Amended Term Loan Credit Agreement.

SECTION 2. Amendments to the Existing Term Loan Credit Agreement. Effective as of the Amendment No. 1 Effective Date (as defined below):

(a) The Existing Term Loan Credit Agreement is hereby amended by inserting the language indicated in single or double underlined text (indicated textually in the same manner as the following examples: single-underlined text or double-underlined text) in Exhibit A hereto and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following example: ~~stricken text~~) in Exhibit A hereto.

(b) A new Schedule 6.07 is hereby added to the Existing Term Loan Credit Agreement in the form of Schedule 6.07 attached as Schedule I hereto.

(c) Exhibit C to the Existing Term Loan Credit Agreement is hereby amended and restated in its entirety with the new Exhibit C attached as Exhibit B hereto.

SECTION 3. Representations and Warranties. The Company represents and warrants to the other parties hereto that:

(a) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable

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bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) On and as of the Amendment No. 1 Effective Date, (i) the representations and warranties of the Company set forth in Article III of the Amended Term Loan Credit Agreement (other than Sections 3.05(b) and 3.06 thereof) are true and correct (x) in the case of the representations and warranties qualified by materiality or Material Adverse Effect in the text thereof, in all respects and (y) in the case of the representations and warranties other than those referenced in the foregoing clause (x), in all material respects and (ii) no Default or Event of Default has occurred and is continuing.

SECTION 4. Effectiveness of this Agreement. This Agreement and the amendment of the Existing Term Loan Credit Agreement as set forth in Section 2 hereof shall become effective as of the first date (the “Amendment No. 1 Effective Date”) on which each of the following conditions shall have been satisfied or waived:

(a) The Administrative Agent shall have executed a counterpart of this Agreement and shall have received from the Company and the Lenders constituting the Required Lenders either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include email transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received all fees due and payable in connection with this Agreement pursuant to that certain fee letter entered into by the Company in connection herewith, and the Administrative Agent shall have received reimbursement of all reasonable out-of-pocket expenses incurred by it in connection with this Agreement that are required to be reimbursed or paid by the Company under the Existing Term Loan Credit Agreement, in the case of such expenses, to the extent invoiced not less than one Business Day before the Amendment No. 1 Effective Date.

The Administrative Agent shall promptly notify, in writing, the Company and the Lenders of the Amendment No. 1 Effective Date, and such notice shall be conclusive and binding.

SECTION 5. Effect of Amendment; No Novation. (a) Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Existing Term Loan Credit Agreement and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Term Loan Credit Agreement, which shall continue in full force and effect in accordance with the provisions thereof. Nothing herein shall be deemed to entitle the Company on any other

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occasion to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Term Loan Credit Agreement in similar or different circumstances. Neither this Agreement nor any provision hereof may be waived, amended or modified except in accordance with the provisions of Section 9.02 of the Amended Term Loan Credit Agreement.

(b) On and after the Amendment No. 1 Effective Date, each reference in the Existing Term Loan Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, as used in the Existing Term Loan Credit Agreement, shall refer to the Amended Term Loan Credit Agreement.

SECTION 6. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 8. Incorporation by Reference. Sections 9.06(b), 9.07, 9.09, 9.10, 9.11, 9.15 and 9.17 of the Existing Term Loan Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

[The remainder of this page intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

CARRIER GLOBAL CORPORATION,

By	/s/ David Gitlin
Name: David Gitlin
Title: President & Chief Executive Officer

By
Name: Timothy McLevish
Title: Vice President, Chief Financial Officer

[Signature Page to Amendment No. 1 to the Carrier Term Loan Credit Agreement]

          IN WITNESS WHE REOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

CARRI ER GLOBAL CORPORATION,

By
Name: David Gitlin
Title: President & Chief Executive Officer

By	/s/ Timothy McLevish
Name: Timothy McLevish
Title: Vice President, Chief Financial Officer

[Signature Page to Amendment No. 1 to the Carrier Term Loan Credit Agreement]

JPMORGAN CHASE BANK, N.A., individually and as
the Administrative Agent,

by	/s/ Jonathan Bennett
Name: Jonathan Bennett
Title: Executive Director

[Signature Page to Amendment No. 1 to the Carrier Term Loan Credit Agreement]

SIGNATURE PAGE TO
AMENDMENT NO. 1 TO
THE TERM LOAN CREDIT AGREEMENT OF
CARRIER GLOBAL CORPORATION

Name of Institution: Bank of America, N.A.

By	/s/ Jason Yakabu
Name: Jason Yakabu
Title: Vice President

SCHEDULE I

SIGNATURE PAGE TO
AMENDMENT NO. 1 TO
THE TERM LOAN CREDIT AGREEMENT OF
CARRIER GLOBAL CORPORATION

Name of Institution: Citibank, N.A.

by	/s/ Susan M. Olsen
Name: Susan M. Olsen
Title: Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 1 TO
THE TERM LOAN CREDIT AGREEMENT OF
CARRIER GLOBAL CORPORATION

Name of Institution: HSBC Bank USA, National Association

by	/s/ Patrick D. Mueller
Name: Patrick D. Mueller
Title: Managing Director

SIGNATURE PAGE TO
AMENDMENT NO. 1 TO
THE TERM LOAN CREDIT AGREEMENT OF
CARRIER GLOBAL CORPORATION

Name of Institution: Goldman Sachs Bank USA

by	/s/ Jamie Minieri
Name: Jamie Minieri
Title: Authorized Signatory

For any Lender requiring a second
signature block:

by
Name:
Title:

SIGNATURE PAGE TO
AMENDMENT NO. 1 TO
THE TERM LOAN CREDIT AGREEMENT OF
CARRIER GLOBAL CORPORATION

Name of Institution: Morgan Stanley Bank, N.A.

by	/s/ Christopher Winthrop
Name: Christopher Winthrop
Title: Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 1 TO
THE TERM LOAN CREDIT AGREEMENT OF
CARRIER GLOBAL CORPORATION

Name of Institution: Sumitomo Mitsui Banking Corporation

by	/s/ Jun Ashley
Name: Jun Ashley
Title: Director

SIGNATURE PAGE TO
AMENDMENT NO. 1 TO
THE TERM LOAN CREDIT AGREEMENT OF
CARRIER GLOBAL CORPORATION

UNICREDIT BANK AG, NEW YORK BRANCH

by	/s/ Betsy Briggs
Betsy Briggs
Associate Director

by	/s/ Peter Daugavietis
Peter Daugavietis
Associate Director

SIGNATURE PAGE TO
AMENDMENT NO. 1 TO
THE TERM LOAN CREDIT AGREEMENT OF
CARRIER GLOBAL CORPORATION

Name of Institution: Bank of Montreal, Chicago Branch

by	/s/ Andrew Berryman
Name: Andrew Berryman
Title: Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 1 TO
THE TERM LOAN CREDIT AGREEMENT OF
CARRIER GLOBAL CORPORATION

BNP PARIBAS, as a Lender

By:	/s/ Rick Pace
Name: Rick Pace
Title: Managing Director

By:	/s/ Michael Lefkowitz
Name: Michael Lefkowitz
Title: Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 1 TO
THE TERM LOAN CREDIT AGREEMENT OF
CARRIER GLOBAL CORPORATION

Name of Institution: Intesa Sanpaolo S.p.A. – New York Branch

by	/s/ Alessandro Toigo
Name: Alessandro Toigo
Title: Head of Corporate Desk

For any Leader requiring a second signature block:

By	/s/ Anne Culver
Name: Anne Culver
Title: VP, Relationship Manager

SIGNATURE PAGE TO
AMENDMENT NO. 1 TO
THE TERM LOAN CREDIT AGREEMENT OF
CARRIER GLOBAL CORPORATION

MIZUHO BANK, LTD.:

By	/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Executive Director

SIGNATURE PAGE TO
AMENDMENT NO. 1 TO
THE TERM LOAN CREDIT AGREEMENT OF
CARRIER GLOBAL CORPORATION

Name of Institution: MUFG Bank, Ltd.

by	/s/ Victor Pierzchalski
Name: Victor Pierzchalski
Title: Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 1 TO
THE TERM LOAN CREDIT AGREEMENT OF
CARRIER GLOBAL CORPORATION

Wells Fargo Bank, N.A

by	/s/ Kay Reedy
Name: Kay Reedy
Title: Managing Director

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE TERM LOAN CREDIT AGREEMENT OF CARRIER GLOBAL CORPORATION

INDUSTRIAL AND COMMERICAL BANK OF CHINA LTD., NEW YORK BRANCH

by	/s/ Brian Foley
Name: Brian Foley
Title: Director

by	/s/ Gang Duan
Name: Gang Duan
Title: Executive Director

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE TERM LOAN CREDIT AGREEMENT OF CARRIER GLOBAL CORPORATION

Name of Institution: Bank of China, New York Branch

by	/s/ Raymond Qiao
Name: Raymond Qiao
Title: Executive Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE TERM LOAN CREDIT AGREEMENT OF CARRIER GLOBAL CORPORATION

Bayerische Landesbank, New York Branch

by	/s/ Alistair Anderson
Name: Alistair Anderson
Title: Senior Director

by	/s/ Elke Videgain
Name: Elke Videgain
Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE TERM LOAN CREDIT AGREEMENT OF CARRIER GLOBAL CORPORATION

COMMERZBANK AG, NEW YORK BRANCH:

by	/s/ Mathew Ward
Name: Mathew Ward
Title: Director

by	/s/ Robert Sullivan
Name: Robert Sullivan
Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE TERM LOAN CREDIT AGREEMENT OF CARRIER GLOBAL CORPORATION

Name of Institution: Royal Bank of Canada

By	/s/ Brian Hueter
Name: Brian Hueter
Title: Authorized Signatory

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE TERM LOAN CREDIT AGREEMENT OF CARRIER GLOBAL CORPORATION

Name of Institution: Societe Generale

By:	/s/ Kimberly Metzger
Name: Kimberly Metzger
Title: Director

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE TERM LOAN CREDIT AGREEMENT OF CARRIER GLOBAL CORPORATION

Name of Institution:

STANDARD CHARTERED BANK

by	/s/ James Beck
Name: James Beck
Title: Associate Director

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE TERM LOAN CREDIT AGREEMENT OF CARRIER GLOBAL CORPORATION

Name of Institution: THE BANK OF NEW YORK MELLON

by	/s/ Thomas J. Tarasovich, Jr.
Name: Thomas J. Tarasovich, Jr.
Title: Vice President

EXHIBIT A

Amended Term Loan Credit Agreement

[Attached]

~~EXECUTION VERSION~~ EXHIBIT A

TERM LOAN CREDIT AGREEMENT

dated as of February 10, 2020,

among

CARRIER GLOBAL CORPORATION,

UNITED TECHNOLOGIES CORPORATION (prior to the UTC Release Date),

the LENDERS party hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

JPMORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC.,
CITIBANK, N.A.

and
HSBC SECURITIES (USA) INC.,
as Joint Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A.,
CITIBANK, N.A.

and

HSBC BANK USA, NATIONAL ASSOCIATION,
as Syndication Agents

GOLDMAN SACHS BANK USA

and

MORGAN STANLEY BANK, N.A.,
as Documentation Agents

TABLE OF CONTENTS

Page
ARTICLE I

Definitions

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Classification of Loans and Borrowings	~~26~~28
SECTION 1.03.	Terms Generally	~~27~~28
SECTION 1.04.	Accounting Terms; GAAP; Pro Forma Calculations	~~27~~29
SECTION 1.05.	Interest Rates; LIBOR Notification	~~28~~30
SECTION 1.06.	Divisions	~~29~~30
SECTION 1.07.	Effectuation of the Transactions	~~29~~31
SECTION 1.08.	Most Favored Nation Provision	31

ARTICLE II

The Credits

SECTION 2.01.	Commitments	~~29~~31
SECTION 2.02.	Loans and Borrowings	~~29~~31
SECTION 2.03.	Requests for Borrowings	~~30~~32
SECTION 2.04.	Funding of Borrowings	~~31~~33
SECTION 2.05.	Interest Elections	~~31~~33
SECTION 2.06.	Termination and Reduction of Commitments	~~32~~34
SECTION 2.07.	Repayment of Loans; Evidence of Debt	~~33~~35
SECTION 2.08.	Prepayment of Loans	~~33~~35
SECTION 2.09.	Fees	~~34~~36
SECTION 2.10.	Interest	~~34~~36
SECTION 2.11.	Alternate Rate of Interest	~~35~~37
SECTION 2.12.	Increased Costs	~~36~~38
SECTION 2.13.	Break Funding Payments	~~38~~40
SECTION 2.14.	Taxes	~~39~~40
SECTION 2.15.	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~43~~45
SECTION 2.16.	Mitigation Obligations; Replacement of Lenders	~~44~~46
SECTION 2.17.	Defaulting Lenders	~~45~~47

ARTICLE III

Representations and Warranties

SECTION 3.01.	Organization; Powers	~~46~~48
SECTION 3.02.	Authorization; Absence of Conflicts	~~46~~48
SECTION 3.03.	Governmental Consents	~~47~~48

SECTION 3.04.	Enforceability	~~47~~49
SECTION 3.05.	Financial Statements; No Material Adverse Effect	~~47~~49
SECTION 3.06.	Litigation	~~47~~49
SECTION 3.07.	Federal Reserve Regulations	~~47~~49
SECTION 3.08.	ERISA	~~47~~49
SECTION 3.09.	Environmental	~~48~~49
SECTION 3.10.	Investment Company Status	~~48~~50
SECTION 3.11.	Sanctions and Anti-Corruption Laws	~~48~~50
SECTION 3.12.	UTC Representations	~~48~~50

ARTICLE IV

Conditions

SECTION 4.01.	Closing Date	~~48~~50
SECTION 4.02.	Conditions Precedent to Each Borrowing	~~48~~52

ARTICLE V

Affirmative Covenants

SECTION 5.01.	Financial Statements and Other Information	~~50~~52
SECTION 5.02.	Existence of the Borrower	~~52~~54
SECTION 5.03.	Use of Proceeds	~~52~~54
SECTION 5.04.	UTC Affirmative Covenants	~~52~~54

ARTICLE VI

Negative Covenants

SECTION 6.01.	Liens	~~53~~55
SECTION 6.02.	Fundamental Changes	~~56~~58
SECTION 6.03.	Sale and Leaseback Transactions	~~57~~59
SECTION 6.04.	Consolidated Leverage Ratio	~~58~~60
SECTION 6.05.	UTC Negative Covenants	~~58~~60
SECTION 6.06.	Minimum Liquidity	61
SECTION 6.07.	Subsidiary Indebtedness	61
SECTION 6.08.	Restricted Payments	62

ARTICLE VII

Events of Default

SECTION 7.01.	Events of Default	~~58~~63
SECTION 7.02.	Lenders’ Rights upon an Event of Default	~~60~~65

ARTICLE VIII

The Administrative Agent

ARTICLE IX

Miscellaneous

SECTION 9.01.	Notices	~~65~~70
SECTION 9.02.	Waivers; Amendments	~~67~~72
SECTION 9.03.	Expenses; Indemnity; Damage Waiver	~~68~~73
SECTION 9.04.	Successors and Assigns	~~70~~75
SECTION 9.05.	Survival	~~74~~79
SECTION 9.06.	Counterparts; Integration; Effectiveness; Electronic Execution	~~74~~79
SECTION 9.07.	Severability	~~75~~79
SECTION 9.08.	[Reserved]	~~75~~80
SECTION 9.09.	Governing Law; Jurisdiction; Consent to Service of Process	~~75~~80
SECTION 9.10.	WAIVER OF JURY TRIAL	~~76~~80
SECTION 9.11.	Headings	~~76~~80
SECTION 9.12.	Confidentiality	~~76~~81
SECTION 9.13.	Interest Rate Limitation	~~77~~81
SECTION 9.14.	USA PATRIOT Act and Beneficial Ownership Regulation Notice	~~77~~82
SECTION 9.15.	No Fiduciary Relationship	~~77~~82
SECTION 9.16.	Non-Public Information	~~78~~82
SECTION 9.17.	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~78~~83
SECTION 9.18.	Permitted Reorganization	~~79~~83

ARTICLE X

UTC Guarantee; UTC Release Date

SECTION 10.01.	Guarantee	~~80~~85
SECTION 10.02.	UTC Release Date	~~82~~86

SCHEDULES:

Schedule 2.01	—	Commitments

Schedule 6.01	—	Liens

Schedule 6.03	—	Sale and Leaseback Transactions

Schedule 6.07	—	Subsidiary Indebtedness

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption

Exhibit B	—	Form of Borrowing Request

Exhibit C	—	Form of Compliance Certificate

Exhibit D	—	Form of Interest Election Request

Exhibit E-1	—	Form of U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes and Foreign Lenders that are Disregarded Entities for U.S. Federal Income Tax Purposes Whose Owner, for U.S. Federal Income Tax Purposes, is not a Partnership)

Exhibit E-2	—	Form of U.S. Tax Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes and Participants that are Disregarded Entities for U.S. Federal Income Tax Purposes Whose Owner, for U.S. Federal Income Tax Purposes, is not a Partnership)

Exhibit E-3	—	Form of U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes and Participants that are Disregarded Entities for U.S. Federal Income Tax Purposes Whose Owner, for U.S. Federal Income Tax Purposes, is a Partnership)

Exhibit E-4	—	Form of U.S. Tax Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes and Foreign Lenders that are Disregarded Entities for U.S. Federal Income Tax Purposes Whose Owner, for U.S. Federal Income Tax Purposes, is a Partnership)

TERM LOAN CREDIT AGREEMENT dated as of February 10, 2020, among CARRIER GLOBAL CORPORATION, UNITED TECHNOLOGIES CORPORATION (prior to the UTC Release Date), the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The Borrower has requested the Lenders (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) to extend Commitments in the amount of $1,750,000,000 under which the Borrower may obtain Loans in Dollars. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2020 Revolving Credit Agreement” means the Revolving Credit Agreement dated as of February 10, 2020, among the Borrower, the subsidiary borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, extended, restated or otherwise modified from time to time, or as refinanced or replaced with any other credit agreement.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent hereunder, and its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning set forth in Section 9.01(d).

“Agreement” means this Term Loan Credit Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate on such day (or, if such day is not a Business Day, the immediately preceding Business Day) for a deposit in Dollars with a maturity of one month plus 1%. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the Screen Rate at approximately 11:00 a.m., London time, on such day for deposits in Dollars with a maturity of one month; provided that if the Screen Rate shall not be available at such time for a maturity of one month with respect to Dollars but the Screen Rate shall be available for maturities both longer and shorter than one month, then the Adjusted LIBO Rate shall be the Interpolated Screen Rate as of such time. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate pursuant to Section 2.11 (for the avoidance of doubt, only until an amendment hereto has become effective pursuant to Section 2.11(b)), then, for purposes of clause (c) above, the Adjusted LIBO Rate shall be deemed to be zero.

“Amendment No. 1” means Amendment No. 1 dated as of June 2, 2020, to this Agreement.

“Amendment No. 1 Effective Date” has the meaning assigned to such term in Amendment No. 1.

“Anti-Corruption Laws” means all laws, rules and regulations of the United States applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Rate” means, for any day, with respect to any Eurocurrency Loan, any ABR Loan or any Commitment Fee, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread”, “ABR Spread” or “Commitment Fee Rate”, as the case may be, in each case based upon the Ratings applicable on such date:

Level	Ratings (S&P / Moody’s)	Eurocurrency Spread (basis points per annum)	ABR Spread (basis points per annum)	Commitment Fee Rate (basis points per annum)
1	A- / A3 or higher	87.5	0.0	9.0
2	BBB+ / Baa1	100.0	0.0	10.0
3	BBB/Baa2	112.5	12.5	12.5
4	BBB-/Baa3	125.0	25.0	17.5
5	Lower than BBB-/Baa3	137.5	37.5	22.5

For purposes of the foregoing, (a) if either Moody’s or S&P shall not have in effect a Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a Rating in Level 5; (b) if the Ratings established or deemed to have been established by Moody’s and S&P shall fall within different Levels, the Applicable Rate shall be based upon the higher Rating unless the Ratings differ by two or more Levels, in which case the Applicable Rate will be based upon the Level one below that corresponding to the higher Rating; and (c) if the Ratings established or deemed to have been established by Moody’s and S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency (it being understood that, in the discretion of the Administrative Agent, any such negotiation on the part of the Administrative Agent may be subject to prior consultation with one or more Lenders and any consent by the Administrative Agent to any such amendment may be subject to the Administrative Agent having obtained consent thereto from the Required Lenders), and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means JPMorgan Chase Bank, N.A., BofA Securities, Inc., Citibank, N.A. and HSBC Securities (USA) Inc., in their capacities as the joint lead arrangers and joint bookrunners for the credit facility provided for herein.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower.

“Attributable Debt” means, as to any particular lease under which any Person is at the time liable for a term of more than 12 months, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted at the interest rate implicit in the terms of the relevant lease in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such net amount of rent, as the case may be, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Availability Period” means the period from and including the Closing Date to but excluding the Commitment Termination Date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of England Program” has the meaning assigned to that term in the definition of “Commercial Paper”.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for all purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate).

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Screen Rate permanently or indefinitely ceases to provide the Screen Rate; or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(a) a public statement or publication of information by or on behalf of the administrator of the Screen Rate announcing that such administrator has ceased or will cease to provide the Screen Rate, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Screen Rate;

(b) a public statement or publication of information by the regulatory supervisor for the administrator of the Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Screen Rate, a resolution authority with jurisdiction over the administrator for the Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Screen Rate, in each case which states that the administrator of the Screen Rate has ceased or will cease to provide the Screen Rate permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Screen Rate; and/or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of the Screen Rate announcing that the Screen Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 2.11 and (b) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 2.11.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Carrier Global Corporation, a Delaware corporation and, prior to the consummation of the Carrier Distribution, a wholly-owned Subsidiary of UTC.

“Borrower Materials” has the meaning set forth in Section 5.01.

“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form of Exhibit B or any other form approved by the Administrative Agent and the Borrower.

“Business Day” means any day that is not a Saturday, a Sunday or any other day on which commercial banks in New York City are authorized or required by law to remain closed under the laws of, or do in fact remain closed in, the State of New York; provided that when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day that is not a London Banking Day.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (subject to Section 1.04); and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP (subject to Section 1.04).

“Carrier Business” means, collectively, (a) the business, operations and activities of the “Carrier” (formerly known as UTC Climate, Controls & Security) reporting segment of UTC conducted at any time prior to the consummation of the Carrier Distribution by UTC or by any of its current or former Subsidiaries and (b) any terminated, divested, or discontinued businesses, operations and activities that, at the time of termination, divestiture or discontinuation, primarily related to the business, operations and activities described in clause (a) as then conducted.

“Carrier Distribution” means the pro rata distribution to the stockholders of UTC of the common stock of the Borrower, which, at the time of the making of such distribution, will, directly or indirectly through its Subsidiaries, hold the Carrier Business.

“Carrier Distribution Condition” means the requirement that:

(a) the “effective time of the distribution” (or an equivalent term, in each case, as such term is used in the Carrier Form 10) occurs and the Carrier Distribution is consummated in a manner consistent in all material respects with the Carrier Form 10; and

(b) the Carrier Distribution is consummated in a manner consistent in all material respects with the Draft Carrier Form 10, except any failure or failures to be so consistent (i) to the extent relating to (A) any updates to the financial statements, other financial information, notes thereto and other information contained or to be contained therein in respect of subsequent periods in accordance with the rules and regulations of the SEC or otherwise relating to the passage of time, (B) information previously omitted, in whole or in part, in the Draft Carrier Form 10 that is added in connection with the completion of the disclosures contained in the

Carrier Form 10 or (C) information required to be included therein by applicable law or regulation or included therein in response to any comment issued by the SEC or (ii) that, in the aggregate, are not material and adverse to the interests of the Lenders (in their capacity as such) under this Agreement.

“Carrier Form 10” means the Form 10 filed (whether or not publicly filed) by the Borrower with the SEC pursuant to the Exchange Act (including the information statement and the other exhibits filed therewith) relating to the Carrier Distribution, as it may be amended or supplemented from time to time after the original filing thereof and prior to the Carrier Distribution.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any “person” or “group” (as such terms are defined in Section 13(d)(3) of the Exchange Act), other than (i) the Borrower or its Subsidiaries, (ii) the New Holding Company pursuant to the Permitted Reorganization or (iii) any employee benefit plan of the Borrower or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, of equity interests in the Borrower representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding equity interests in the Borrower, (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who are not Continuing Directors or (c) following the consummation of the Permitted Reorganization, the Borrower ceasing to be a wholly owned subsidiary of the New Holding Company.

Notwithstanding the foregoing, a “person” or “group” shall not be deemed to beneficially own equity interests subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the applicable equity interests in connection with the transactions contemplated by such agreement.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law, but if not having the force of law, one which applies generally to the class or category of financial institutions of which any Lender or the Administrative Agent forms a part and compliance with which is in accordance with the general practice of those financial institutions) of any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Charges” has the meaning set forth in Section 9.13.

“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commercial Paper” means any Debt represented by commercial paper issued by the Borrower or any of its Consolidated Subsidiaries under commercial paper programs existing as of the Amendment No. 1 Effective Date and any refinancings, replacements or extensions thereof; provided that for the avoidance of doubt, any commercial paper issued by the Borrower or any of its Consolidated Subsidiaries under the Bank of England Covid Corporate Financing Facility (the “Bank of England Program”) shall not constitute “Commercial Paper” for purposes hereof.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, expressed as an amount representing the maximum principal amount of the Loans to be made by such Lender hereunder, as such commitment may be reduced from time to time pursuant to Section 2.06 or increased or reduced from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Commitment on the Closing Date is set forth on Schedule 2.01, and the aggregate amount of the Commitments on the Closing Date is $1,750,000,000.

“Commitment Fee” has the meaning set forth in Section 2.09(a).

“Commitment Termination Date” means the earliest of (a) the first date on which UTC shall have publicly announced the termination or abandonment of the Carrier Distribution, (b) the date on which the Carrier Distribution shall have been consummated and (c) the Outside Date.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C or any other form approved by the Administrative Agent and the Borrower.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:

(a) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; or

(b) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (a) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;

provided that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (a) or (b) above is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement”.

“Consolidated” refers to the consolidation of the accounts of a Person and its Subsidiaries in accordance with GAAP.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus

(a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum for such period of:

(i) Consolidated interest expense (including imputed interest expense in respect of Capitalized Lease Obligations);

(ii) Consolidated income tax expense;

(iii) depreciation and amortization expense;

(iv) non-cash charges or losses, including non-cash compensation expense, impairment charges and any write-offs or write-downs of assets, but excluding (A) any non-cash charge that results from an accrual of a reserve for cash charges to be taken in any future period, (B) an amortization of a prepaid cash expense that was paid and not expensed in a prior period or (C) write-down or write-off with respect to accounts receivable (including any addition to bad debt reserves or bad debt expense);

(v) restructuring, extraordinary, unusual or non-recurring charges or losses, including transaction fees, costs and expenses (including financing fees, financial and other advisory fees, accounting and consulting fees and legal fees) incurred in connection with Material Acquisitions and Material Dispositions;

(vi) transaction fees, costs and expenses incurred in connection with the Transactions; provided that (i) no amounts may be added back pursuant to this clause (vi) for any such fees, costs and expenses incurred or accrued after the last day of the eighth full fiscal quarter ending after the UTC Release Date and (ii) the amounts added back pursuant to this clause (vi) may not exceed (A) with respect to any period of four consecutive fiscal quarters, US$150,000,000 and (B) with respect to all periods, US$300,000,000;

(vii) any unrealized losses attributable to the application of “mark to market” accounting in respect of Hedge Agreements;

(viii) any net after-tax loss attributable to the early extinguishment of Debt or obligations under Hedge Agreements;

(ix) the cumulative effect for such period of a change in accounting principles; minus

(b) without duplication and to the extent included in determining such Consolidated Net Income, the sum for such period of:

(i) any non-cash gains or items of income (other than the accrual of revenue), but excluding any such items in respect of which cash was received in a prior period or will be received in a future period;

(ii) extraordinary, unusual or nonrecurring gains or items of income;

(iii) any unrealized gains attributable to the application of “mark to market” accounting in respect of Hedge Agreements;

(iv) any net after-tax gain attributable to the early extinguishment of Debt or obligations under Hedge Agreements; and

(v) the cumulative effect for such period of a change in accounting principles;

provided that Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition (other than sales, transfers or other dispositions in the ordinary course of business). Notwithstanding anything to the contrary contained herein, but subject to the next sentence, Consolidated EBITDA shall be deemed to be (A) for the period of four consecutive fiscal quarters of the Borrower ended prior to the last day of the first fiscal quarter that shall have commenced on or after the UTC Release Date, pro forma Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended December 31, 2019, determined by reference to the Pro Forma Borrower Financial Statements, (B) for the period of four consecutive fiscal quarters of the Borrower ended on the last day of the first fiscal quarter that shall have commenced on or after the UTC Release Date, Consolidated EBITDA for such first fiscal quarter multiplied by four, (C) for the period of four consecutive fiscal quarters of the Borrower ended on the last day of the second fiscal quarter that shall have commenced on or after the UTC Release Date, Consolidated EBITDA for the two fiscal quarter period then ended multiplied by two, and (D) for the period of four consecutive fiscal quarters of the Borrower ended on the last day of the third fiscal quarter that shall have commenced on or after the UTC Release Date, Consolidated EBITDA for the three fiscal quarter period then ended multiplied by 4/3. For the purposes of calculating Consolidated EBITDA for any period, if at any time during such period the Borrower or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated EBITDA for such period shall be determined giving pro forma effect thereto in accordance with Section 1.04(b); provided that Borrower shall not be required to calculate Consolidated EBITDA on a pro forma basis with respect to any Material Acquisition or any Material Disposition if the Borrower determines in its reasonable discretion that it does not have reasonably and readily identifiable information to make such pro forma calculation.

“Consolidated Leverage Ratio” means, as of any date, the ratio of (a) Consolidated Total Net Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Consolidated Subsidiaries for such period determined in conformity with GAAP.

“Consolidated Net Tangible Assets” means the total amount of assets of the Borrower and its Consolidated Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries and computed in accordance with GAAP (which calculation shall give pro forma effect to any Material Acquisition or Material Disposition consummated by the Borrower or its Consolidated Subsidiaries since the date of such Consolidated balance sheet and on or prior to the date of determination, as if such Material Acquisition or Material Disposition had occurred on the date of such Consolidated balance sheet). Until the first delivery of the Consolidated financial statements of the Borrower and its Consolidated Subsidiaries pursuant to Section 5.01(a) or 5.01(b), Consolidated Net Tangible Assets shall be determined by reference to the pro forma combined balance sheet described in the definition of “Pro Forma Borrower Financial Statements”.

“Consolidated Total Net Debt” means, as of any date, (a) the sum, without duplication, of (i) the aggregate principal amount of Debt of the Borrower and its Consolidated Subsidiaries outstanding as of such date, (ii) the aggregate amount of the Capitalized Lease Obligations of the Borrower and its Consolidated Subsidiaries as of such date and (iii) the aggregate principal amount of the purchase money indebtedness of the Borrower and its Consolidated Subsidiaries outstanding as of such date, minus (b) the aggregate amount of Unrestricted Cash as of such date.

“Continuing Director” means a director who (a) was a member of the Borrower’s board of directors on the UTC Release Date after giving effect to the Carrier Distribution, (b) becomes a member of the Borrower’s board of directors subsequent to the UTC Release Date and whose appointment, election or nomination for election by the Borrower’s stockholders is duly approved by a majority of the directors referred to in clause (a) above constituting at the time of such appointment, election or nomination at least a majority of that board or (c) becomes a member of the Borrower’s board of directors subsequent to the UTC Release Date and whose appointment, election or nomination for election by the Borrower’s stockholders is duly approved by a majority of the directors referred to in clauses (a) and (b) above constituting at the time of such appointment, election or nomination at least a majority of that board.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” means, with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding any business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.

“Covenant Modification Period” means the period commencing on the Amendment No. 1 Effective Date and ending on the day immediately preceding December 31, 2021; provided that if the Borrower shall have delivered to the Administrative Agent a written notice of its desire to terminate the Covenant Modification Period as of an earlier date, together with a certificate of a Financial Officer of the Borrower certifying that the Consolidated Leverage Ratio for the Test Period ending with the fiscal quarter of the Borrower most recently ended on or prior to such date was 4.00:1.00 or less and setting forth reasonably detailed calculations with respect thereto, then the Covenant Modification Period shall terminate on such earlier date.

“Debt” has the meaning set forth in Section 6.01.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes, or upon notice, lapse of time or both would constitute, an Event of Default.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed, within three Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans or (ii) to pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder (unless, in the case of an obligation to fund a Loan, such Lender notifies the Borrower and the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Event of Default) has not been satisfied); (b) has notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect with respect to its funding obligations hereunder (unless such notice or public statement relates to such Lender’s obligation to fund a Loan hereunder and indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Event of Default) has not been satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within three Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written certification by the Administrative Agent; (d) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action; or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Documentation Agents” means Goldman Sachs Bank USA and Morgan Stanley Bank, N.A., in their capacities as documentation agents for the credit facility provided for herein.

“Dollars” or “$” means the lawful money of the United States of America.

“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person incorporated or organized under the laws of any State of the United States or the District of Columbia.

“Draft Carrier Form 10” means the Carrier Form 10 (including the information statement and the other exhibits contemplated thereby) in the form delivered, or deemed to be delivered, to the Lenders pursuant to Section 4.01(d).

“Early Opt-in Election” means the occurrence of:

(a) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.11(b), are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(b) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above or (c) any financial institution established in an EEA Member Country that is a Subsidiary of an institution described in clause (a) or (b) above and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic signature, sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means any Person, other than (a) a natural person, (b) a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of, a natural person, (c) the Borrower, (d) any Subsidiary of the Borrower, (e) any Affiliate of the Borrower or (f) any Defaulting Lender.

“Employee Matters Agreement” means the Employee Matters Agreement by and among the Borrower, UTC and Otis Worldwide Corporation, dated as of April 2, 2020, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, directives, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any toxic or hazardous substance or waste, or health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, attorneys’ and consultants’ fees, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and all rules, regulations, rulings and official interpretations promulgated or issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of Section 414 of the Code.

“ERISA Event” means (a) any “reportable event” under 4043 of ERISA (other than an event for which the 30-day notice period is waived or a safe harbor is available) with respect to a Plan, (b) any failure by any Plan to satisfy the minimum funding standard under Section 412 of the Code, (c) the filing of an application for a waiver of the minimum funding standard with respect to any Plan under Section 412(c) of the Code, (d) the incurrence of any liability under Title IV of ERISA with respect to the involuntary or distress termination of any Plan under Sections 4041(c) or Section 4042 of ERISA, (e) the receipt from the PBGC or a plan administrator by the Borrower or any ERISA Affiliate of the Borrower of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4041(c) or Section 4042 of ERISA, (f) the incurrence of any liability with respect to the withdrawal or partial withdrawal from any Plan (within the meaning of Section 4063 of ERISA) or Multiemployer Plan (within the meaning of Sections 4203 or 4205 of ERISA) or (g) the receipt of any notice by the Borrower or an ERISA Affiliate of the Borrower from any Multiemployer Plan, concerning the imposition of withdrawal liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Section 4245 of ERISA, or in endangered, critical and declining, or critical status within the meaning of Section 305 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Events of Default” has the meaning set forth in Section 7.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office in, or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes (including backup withholding Taxes) imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to laws in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.16(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA; provided, that, for the avoidance of doubt, for purposes of clause (b)(i), in the case of an interest in a Loan acquired by a Lender pursuant to the funding of a Commitment, such Lender shall be treated as acquiring such interest on the date such Lender acquired an interest in the Commitment pursuant to which such Loan was funded.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of this Agreement (or any amended or successor version described above), and any fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities implementing the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person.

“Foreign Lender” means a Lender that (a) is not a U.S. Person or (b) is an entity disregarded as separate from its owner for U.S. federal income tax purposes and is owned, for U.S. federal income tax purposes, by a Person that is not U.S. Person.

“GAAP” means generally accepted accounting principles in the United States of America as in effect, subject to Section 1.04, from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guaranteed Obligations” means the due and punctual payment by the Borrower of (a) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration or otherwise, and (b) all other monetary obligations of the Borrower hereunder, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Guaranteed Parties” means (a) each Lender, (b) the Administrative Agent, (c) each Arranger, (d) the beneficiaries of each indemnification obligation undertaken by the Borrower hereunder and (e) the successors and permitted assigns of each of the foregoing.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Hedge Agreement.

“Historical Borrower Financial Statements” means the combined balance sheet of the Borrower and its Subsidiaries as of December 31, 2019 and the combined statements of operations, of comprehensive income, of changes in equity and of cash flows of the Borrower and its Subsidiaries for the year then ended, in each case, included in the Draft Carrier Form 10.

“IBA” has the meaning set forth in Section 1.05.

“Incorporated UTC Affirmative Covenants” has the meaning set forth in Section 5.04.

“Incorporated UTC Event of Default” has the meaning set forth in Section 7.01(j).

“Incorporated UTC Negative Covenants” has the meaning set forth in Section 6.05.

“Incorporated UTC Representations” has the meaning set forth in Section 3.12.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Industrial Development Bonds” means obligations issued by a State, a Commonwealth, a Territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof pursuant to the provisions of Section 103(a)(1) of the Code (or any similar provision of the Code), as in effect on the date of the issuance of such obligations.

“Information” has the meaning set forth in Section 9.12.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05, which shall be substantially in the form of Exhibit D or any other form approved by the Administrative Agent and the Borrower.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at an interval of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six or, if available, 12 months thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made, and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Screen Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period or for purposes of clause (c) of the definition of the term “Alternate Base Rate”, a rate per annum that results from interpolating on a linear basis between (a) the Screen Rate for the longest maturity for which a Screen Rate is available that is shorter than the applicable period and (b) the Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than the applicable period, in each case as of the time the Interpolated Screen Rate is required to be determined in accordance with the other provisions hereof; provided that the Interpolated Screen Rate shall in no event be less than zero.

“IRS” means the United States Internal Revenue Service, or any other Governmental Authority that shall have succeeded to the functions thereof.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, with respect to any Eurocurrency Loan for any Interest Period, the Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that (a) if no Screen Rate shall be available for such Interest Period at such time but Screen Rates shall be available for maturities both longer and shorter than such Interest Period at such time, then the LIBO Rate for such Interest Period shall be the Interpolated Screen Rate as of such time and (b) if the LIBO Rate, determined as provided above, would otherwise be less than zero, then the LIBO Rate shall be deemed to be zero for all purposes.

“Liens” has the meaning set forth in Section 6.01.

“Liquidity” means, at any time, an amount equal to: (a) Unrestricted Cash at such time, plus (b) an amount (if such amount is positive) equal to (i) the Aggregate Commitment (as defined in the 2020 Revolving Credit Agreement) in effect at such time minus (ii) the Aggregate Revolving Credit Exposure (as defined in the 2020 Revolving Credit Agreement) at such time, minus (c) the aggregate principal amount of Commercial Paper outstanding at such time

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

“Material Acquisition” means any acquisition by the Borrower or any of its Subsidiaries of (a) equity interests in any Person if, after giving effect thereto, such Person will become a Subsidiary of the Borrower or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person (in the case of clauses (a) and (b), including as a result of a merger or consolidation); provided that, in the case of clauses (a) and (b), the aggregate consideration therefor exceeds $50,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition, operations or business of the Borrower and its Subsidiaries, taken as a whole, or (b) the rights of or benefits available to the Administrative Agent or the Lenders under this Agreement, taken as a whole.

“Material Debt” means Debt in the principal amount in excess of $100,000,000.

“Material Disposition” means any sale, transfer or other disposition by the Borrower or any of its Subsidiaries of (a) all or substantially all the issued and outstanding equity interests in any Person that are owned by the Borrower or any of its Subsidiaries or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that, in the case of clauses (a) and (b), such sale, transfer or other disposition yields net proceeds to the Borrower or any of its Subsidiaries in excess of $50,000,000 in the aggregate.

“Maximum Rate” has the meaning set forth in Section 9.13.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of June 9, 2019, by and among UTC, Light Merger Sub Corp. and Raytheon Company, as amended, amended and restated, supplemented or otherwise modified from time to time.

“MNPI” means material information concerning UTC (prior to the UTC Release Date), the Borrower, the Subsidiaries of any of the foregoing or the respective securities of any of the foregoing that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“New Holding Company” has the meaning set forth in Section 9.18.

“New Holding Company Guarantee” has the meaning set forth in Section 9.18.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day; provided that, if both such rates are not published for any such day that is a Business Day, the “NYFRB Rate” shall be the rate quoted for such day for a Federal funds transaction at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided further that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for all purposes.

“NYFRB Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising solely from such Recipient having taken any of the following actions: executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, or sold or assigned, pursuant to Section 2.16(b), an interest in any Loan or other interest under this Agreement).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to this Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16(b)).

“Outside Date” means the “Outside Date” as defined in the Merger Agreement, as in effect on the Closing Date, and subject to extension thereof as provided in Sections 6.16(c) and 8.1(b)(i) of the Merger Agreement, as in effect on the Closing Date, but in any event no later than April 1, 2021.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depositary institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB Website from time to time, and published on the next succeeding Business Day by the NYFRB as an Overnight Bank Funding Rate.

“Participant” has the meaning set forth in Section 9.04(c)(i).

“Participant Register” has the meaning set forth in Section 9.04(c)(ii).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any other Governmental Authority that shall have succeeded to the functions thereof.

“Permitted Reorganization” means a transaction described in Section 9.18 pursuant to which the Borrower becomes a wholly-owned Domestic Subsidiary of the New Holding Company, but only if all the requirements set forth in Section 9.18 shall have been satisfied.

“Permitted Reorganization Merger Subsidiary” has the meaning set forth in Section 9.18.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity.

“Plan” means an employee benefit plan, other than a Multiemployer Plan, which is (or, in the event that any such plan has been terminated within five years after a transaction described in Section 4069 of ERISA, was) maintained for employees of the Borrower or any ERISA Affiliate and subject to Title IV of ERISA.

“Platform” means Debt Domain, IntraLinks™, SyndTrak or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “prime rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent in its reasonable discretion). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Principal Property” means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, owned by the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary and located in the United States the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing plant or warehouse or any portion thereof or any such fixture (together with the land upon which it is erected and fixtures comprising a part thereof) (a) which is financed by Industrial Development Bonds or (b) which, in the opinion of the board of directors of the Borrower, or of any duly authorized committee of that board, is not of material importance to the total business conducted by the Borrower and its Subsidiaries taken as a whole.

“Pro Forma Borrower Financial Statements” means the unaudited pro forma combined balance sheet of the Borrower and its Subsidiaries as of December 31, 2019 and the unaudited pro forma combined statement of operations of the Borrower and its Subsidiaries for the year then ended, in each case, included in the Draft Carrier Form 10 and prepared giving pro forma effect to the Transactions as set forth in the Draft Carrier Form 10.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning set forth in Section 5.01.

“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.

“Qualifying Material Acquisition” means any acquisition by the Borrower or any of its Subsidiaries of (a) equity interests in any Person if, after giving effect thereto, such Person will become a Subsidiary of the Borrower or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person (in the case of both clauses (a) and (b), including as a result of a merger or consolidation); provided that the aggregate cash consideration therefor (including Debt of such acquired Person (or such business unit, division, product line or line of business) assumed in connection therewith or that is refinanced in connection therewith, all obligations in respect of deferred purchase price and all other cash consideration payable in connection therewith) exceeds $1,000,000,000.

“Ratings” means the ratings by Moody’s and S&P of the senior, unsecured, non-credit-enhanced, long-term debt of (a) prior to the UTC Release Date, UTC and (b) on and after the UTC Release Date, the Borrower.

“Recipient” means the Administrative Agent or any Lender.

“Register” has the meaning set forth in Section 9.04(b)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, trustees, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors and/or the NYFRB, or a committee officially endorsed or convened by the Board of Governors and/or the NYFRB or, in each case, any successor thereto.

“Required Lenders” means, at any time, Lenders having Commitments and Loans representing more than 50% of the sum of the aggregate amount of all the Commitments and the aggregate principal amount of all the Loans at such time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any equity interests in the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any equity interests in the Borrower.

“Reuters” means Thomson Reuters Corporation, a corporation incorporated under and governed by the Business Corporations Act (Ontario), Canada, Refinitiv and any successor thereto.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Sale and Leaseback Transaction” has the meaning set forth in Section 6.03.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State or (b) any Person majority-owned or controlled by any such Person or Persons described in the foregoing clause (a).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.

“Scheduled Maturity Date” means the earlier of (a) February 10, 2023 and (b) in the event the UTC Release Date shall not have occurred on or prior to 11:59 p.m., New York City time, on the Commitment Termination Date, the one year anniversary of the Commitment Termination Date; provided that, in each case, if such day is not a Business Day, the Scheduled Maturity Date shall be the immediately following Business Day.

“Screen Rate” means, in respect of the LIBO Rate for any Interest Period, or in respect of any determination of the Alternate Base Rate pursuant to clause (c) of the definition thereof, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to the relevant period as displayed on the Reuters screen page that displays such rate (currently page LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion).

“SEC” means the United States Securities and Exchange Commission, or any other Governmental Authority that shall have succeeded to the functions thereof.

“Securities Act” means the United States Securities Act of 1933, as amended from time to time.

“SOFR” means, with respect to any day, the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the NYFRB Website.

“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.

“Statutory Reserve Rate” means a fraction (expressed as a decimal, carried out to five decimal places), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall or might have voting power upon the occurrence of any contingency) is at the time of any determination directly or indirectly owned or Controlled by such Person, by such Person and one or more other Subsidiaries of such Person or by one or more other Subsidiaries of such Person. Unless otherwise specified, all references herein to Subsidiaries shall be deemed to refer to Subsidiaries of the Borrower.

“Subsidiary Indebtedness” of any Subsidiary of the Borrower means, without duplication, (a) all Debt of such Subsidiary and (b) all guarantees (in whatever form, including arrangements that have the effect of a guarantee) by such Subsidiary of any Debt of any other Person. The Subsidiary Indebtedness of any Subsidiary shall include all Debt of any other Person (including any partnership in which such Subsidiary is a general partner) to the extent such Subsidiary is liable therefor as a result of such Subsidiary’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Debt provide that such Subsidiary is not liable therefor.

“Syndication Agents” means Bank of America, N.A., Citibank, N.A. and HSBC Bank USA, National Association, in their capacities as syndication agents for the credit facility provided for herein.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Test Period” means, on any date of determination, the period of four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date for which financial statements have been delivered, or are required to have been delivered, pursuant to Section 5.01(a) or 5.01(b).

“Titled Person” has the meaning set forth in Article VIII.

“Transactions” means (a) the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans and the use of the proceeds thereof, (b) the consummation of the Carrier Distribution and (c) the payment of fees and expenses incurred in connection with the foregoing.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for all purposes of this Agreement.

“United States” means the United States of America (including the constituent States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Unrestricted Cash” means, on any date, cash and cash equivalents owned on such date by the Borrower and its Consolidated Subsidiaries, as would be reflected on a Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared as of such date in conformity with GAAP, provided that such cash and cash equivalents do not appear (and would not be required to appear) as “restricted” on a Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in conformity with GAAP.

“U.S. Person” means a Person who is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.14(f).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time, and the rules and regulations promulgated or issued thereunder.

“UTC” means United Technologies Corporation, a Delaware corporation.

“UTC 2019 Term Credit Agreement” means the Term Loan Credit Agreement dated as of March 15, 2019, among UTC, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as in effect on the Closing Date.

“UTC Guarantee” has the meaning set forth in Section 10.01.

“UTC Release Condition” means the requirement that:

(a) the Carrier Distribution Condition shall have been, or substantially concurrently with the release of the UTC Guarantee shall be, satisfied;

(b) on and as of the UTC Release Date (and after giving effect to the release of the UTC Guarantee), (i) the representations and warranties of the Borrower contained in Article III (other than Sections 3.05(b) and 3.06) shall be true and correct (x) in the case of the representations and warranties qualified by materiality or Material Adverse Effect in the text thereof, in all respects and (y) in the case of the representations and warranties other than those referenced in the foregoing clause (x), in all material respects, and (ii) no Default or Event of Default shall have occurred and be continuing; and

(c) the Administrative Agent shall have received a certificate from the Borrower, dated the UTC Release Date and signed by an officer of the Borrower, confirming the satisfaction of the requirements set forth in clauses (a) and (b) above.

“UTC Release Date” means the date on which the UTC Release Condition is satisfied (or waived in accordance with Section 9.02).

“Wholly-Owned Domestic Manufacturing Subsidiary” means any Subsidiary of the Borrower of which, at the time of determination, all of the outstanding capital stock (other than directors’ qualifying shares) is owned by the Borrower directly and/or indirectly and which, at the time of determination, is primarily engaged in manufacturing; provided, however, that

“Wholly-Owned Domestic Manufacturing Subsidiary” shall not include any Subsidiary of the Borrower that (a) neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States, (b) is engaged primarily in the finance business, including financing the operations of, or the purchase of products that are products of or incorporate products of, the Borrower and/or its Subsidiaries or (c) is primarily engaged in ownership and development of real estate, construction of buildings or related activities, or a combination of the foregoing. In the event that there shall at any time be a question as to whether a Subsidiary of the Borrower is primarily engaged in manufacturing or is described in the foregoing clause (a), (b) or (c), such matter shall be determined for all purposes of this Agreement by resolution of the board of directors of the Borrower.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.         Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “Eurocurrency Loan” or an “ABR Borrowing”).

SECTION 1.03.         Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless the context requires otherwise or except as otherwise expressly provided herein, (a) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (b) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (c) any definition of or reference to any agreement, instrument or other document (including this Agreement) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (including, in the case of this Agreement, as supplemented by the New Holding Company Guarantee, but in any case disregarding any amendment, supplement or other modification made in breach of this Agreement) and (d) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws).

SECTION 1.04.         Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding the foregoing, for purposes of this Agreement all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any change as a result of the adoption of any of the provisions set forth in the Accounting Standards Update 2016-02, Leases (Topic 842), issued by the Financial Accounting Standards Board in February 2016, or any other amendments to the Accounting Standards Codifications issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require the recognition of right-of-use assets and lease liabilities for leases or similar agreements that would not be classified as capital leases under GAAP as in effect prior to January 1, 2019, (ii) any election under Accounting Standards Codification 825, Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Debt or other indebtedness of the Borrower or any of its Subsidiaries at “fair value”, as defined therein, (iii) any treatment of indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such indebtedness in a reduced or bifurcated manner as described therein, and such indebtedness shall at all times be valued at the full stated principal amount thereof, or (iv) any valuation of Debt or other indebtedness below its full stated principal amount as a result of the application of Accounting Standards Update 2015-03, Interest, issued by the Financial Accounting Standards Board, it being agreed that Debt and other indebtedness shall at all times be valued at the full stated principal amount thereof.

(b)               All pro forma computations required to be made hereunder giving effect to any Material Acquisition or Material Disposition shall be calculated after giving pro forma effect thereto (and to other transactions, including the repayment or incurrence of Debt, related thereto) as if such transactions had occurred on the first day of the applicable Test Period and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Debt, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedge Agreement applicable to such Debt if such Hedge Agreement has a remaining term in excess of 12 months). Notwithstanding anything to the contrary in this Agreement or any classification under GAAP as “discontinued operations” of any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into, no pro forma effect shall be given to any such discontinued operations (and the

Consolidated EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition shall have been consummated.

(c)                For purposes of any determination under Sections 6.01, 6.03, 6.07 and 7.01(i), all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the exchange rate in effect on the date of such determination; provided that no Default or Event of Default shall arise as a result of any limitation set forth in Dollars in Sections 6.02 ~~or~~, 6.03 or 6.07 being exceeded solely as a result of changes in the exchange rate from those rates applicable at the time or times Debt, Liens or Sale and Leaseback Transactions were initially consummated in reliance on the exceptions under such Sections. For purposes of ~~Section~~Sections 6.04~~,~~ and 6.06 and the related definitions, amounts in currencies other than Dollars shall be translated into dollars at the exchange rate then most recently used in preparing the Borrower’s Consolidated financial statements.

SECTION 1.05.         Interest Rates; LIBOR Notification. The interest rate on Eurocurrency Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 2.11(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or with respect to any alternative or successor rate thereto, or replacement rate thereof (including (a) any such alternative, successor or replacement rate implemented pursuant to Section 2.11(b), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (b) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.11(b)), including whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

SECTION 1.06.     Divisions. For all purposes under this Agreement, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.

SECTION 1.07.         Effectuation of the Transactions. Notwithstanding anything herein to the contrary, on the UTC Release Date, all the representations and warranties of the Borrower contained in this Agreement shall be deemed made after giving effect to the Carrier Distribution and the other Transactions.

SECTION 1.08.       Most Favored Nation Provision. In the event that any term loan or revolving credit facility (other than any uncommitted revolving credit facility) in an amount (whether or not funded) of US$100,000,000 or more entered into by the Borrower (whether as a primary obligor or as a guarantor) shall contain any affirmative covenant, restrictive covenant, financial covenant, event of default, mandatory prepayment requirement, condition precedent to borrowing, guarantee provision or collateral provision (but, for the avoidance of doubt, not any provision relating to pricing or tenor) that is, in the good faith reasonable determination of the Borrower, either more restrictive (or more favorable to the lenders thereunder) than the corresponding provision set forth in this Agreement or is not comparable to any such provision set forth in this Agreement, then, in each case, this Agreement shall, during the Covenant Modification Period, automatically be deemed to have been amended to incorporate such affirmative covenant, restrictive covenant, financial covenant, event of default, mandatory prepayment requirement, condition precedent to borrowing, guarantee provision or collateral provision, mutatis mutandis, as if set forth fully herein, without any further action required on the part of any Person. The Borrower and the Administrative Agent shall execute any and all further documents and agreements, including amendments hereto, and take all such further actions, as shall be reasonably requested by the Administrative Agent to give effect to the provisions of this paragraph.

ARTICLE II

The Credits

SECTION 2.01.         Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in Dollars in a principal amount, for any Loan, not to exceed such Lender’s Commitment as in effect immediately prior to the time such Loan is made; provided that the aggregate principal amount of each Borrowing made under this Section shall not be less than $50,000,000 (or such lesser amount as shall represent the entire unused balance of the total Commitments). Amounts repaid or prepaid in respect of Loans may not be reborrowed.

SECTION 2.02.         Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required hereunder.

(b)               Subject to Section 2.11, each Borrowing shall be comprised entirely of Eurocurrency Loans or ABR Loans, in each case, as the Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.12, 2.13, 2.14 or 9.03 solely in respect of increased costs or Taxes resulting from such exercise and existing at the time of such exercise (and that would not have been incurred but for such exercise).

(c)      At the commencement of each Interest Period for any Eurocurrency Borrowing and at the time each ABR Borrowing is made, such Borrowing shall be in an aggregate amount not less than $50,000,000 or an integral multiple of $1,000,000 in excess thereof; provided that a Eurocurrency Borrowing that results from a continuation of an outstanding Eurocurrency Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of five (or such greater number as may be agreed to by the Administrative Agent) Eurocurrency Borrowings outstanding.

(d)       Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue, any Eurocurrency Borrowing if the Interest Period requested with respect thereto would end after the Scheduled Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by submitting a completed written Borrowing Request, executed by a Financial Officer of the Borrower, (a) in the case of a Eurocurrency Borrowing, not later than 2:00 p.m., New York City time, two Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(i)        the aggregate amount of the requested Borrowing;

(ii)        the date of such Borrowing, which shall be a Business Day;

(iii)       whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(iv)       in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(v)       the location and number of the account to which funds are to be disbursed; and

(vi)       if the requested Borrowing is conditioned on the occurrence of any event, such event.

Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in Dollars by 10:00 a.m., New York City time, or, in the case of an ABR Borrowing, 1:00 p.m., New York City time, in each case, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly (and in any event, no later than two hours after receipt) remitting the amounts so received, in like funds, to an account specified by the Borrower in the applicable Borrowing Request.

(b)     Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its full share of such Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If the Borrower pays such amount to the Administrative Agent, then such amount shall constitute a reduction of such Borrowing.

SECTION 2.05. Interest Elections. (a) Each Borrowing initially shall be of the Type and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in the Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding any other provision of this Section, the Borrower shall not be permitted to elect an Interest Period for a Eurocurrency Borrowing that does not comply with Section 2.02(d).

(b)       To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by submitting a completed written Interest Election Request, executed by a Financial Officer of the Borrower, (i) in the case of a conversion to or a continuation of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three

Business Days before the date of the proposed conversion or continuation or (ii) in the case of a conversion to an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed conversion. Each Interest Election Request shall be revocable at any time prior to the effective date of the conversion or continuation specified in such notice (subject to the payment by the Borrower of amounts described in Section 2.13 if the Administrative Agent has already given notice of such requested conversion or continuation to the Lenders) and shall specify the following information in compliance with Section 2.02:

(i)       the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)      the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)      whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and (iv) if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

(c)       Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d)       If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall automatically be continued as a Eurocurrency Borrowing for an Interest Period of one month.

SECTION 2.06. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate at 5:00 p.m., New York City time, on the Commitment Termination Date. The Commitment of each Lender shall be reduced automatically and without further action upon the making by such Lender of any Loan by an amount equal to the principal amount of such Loan.

(b)      The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that each reduction of the Commitments shall be in an amount that is an integral multiple of $10,000,000 and not less than $50,000,000. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under this paragraph (b) at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the Borrower pursuant to this paragraph (b) shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the occurrence of one or more events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(c)        Promptly following receipt of any notice pursuant to paragraph (b) of this Section, the Administrative Agent shall advise the Lenders of the contents thereof. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.07. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Scheduled Maturity Date.

(b)        Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)       The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the Borrower in respect of the Loans and the interest and fees due or accrued hereunder; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement.

(d)      Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, the Loan evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.08. Prepayment of Loans. (a) The Borrower shall have the right, in its sole discretion, at any time and from time to time, to prepay any Borrowing in whole or in part, without premium or penalty (but subject to Section 2.13).

(b)      The Borrower shall notify the Administrative Agent in writing of any prepayment of a Borrowing hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 9:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the Borrowing or Borrowings to be prepaid and the principal amount of each such Borrowing or portion thereof to be prepaid; provided that a notice of optional prepayment delivered by the Borrower may state that such notice is conditioned upon the occurrence of one or more events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial optional prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest thereon.

SECTION 2.09. Fees. (a) Subject to Section 2.17, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a fee (a “Commitment Fee”), which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender during the period from and including the Closing Date to but excluding the date on which such Commitment terminates. Accrued Commitment Fees shall be payable (i) in arrears on the last day of March, June, September and December of each year, commencing with June 30, 2020, (ii) on the Commitment Termination Date and (iii) in the event of the termination in whole of the Commitment of any Lender and with respect to such Commitment, on the date of such termination. All Commitment Fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)       The Borrower agrees to pay to the Administrative Agent, for its own account, each administrative agency fee payable after the Closing Date by UTC as consideration for JPMorgan Chase Bank, N.A.’s agreement to act as Administrative Agent hereunder pursuant to the fee letter entered into between UTC and the Administrative Agent prior to the Closing Date in connection with the credit facility provided for herein.

(c)       All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the parties entitled thereto or, in the case of the Commitment Fees, to the Administrative Agent for distribution to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 2.10. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)          The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)         Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 1.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 1.00% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)               Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)                All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.11.     Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for any Eurocurrency Borrowing:

(i)             the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period (including because the Screen Rate is not available or published on a current basis); provided that no Benchmark Transition Event shall have occurred at such time; or

(ii)             the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice (which may be telephonic) thereof to the Borrower and the Lenders as promptly as practicable thereafter. If such notice is given, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing for such Interest Period shall be ineffective, (B) the affected Eurocurrency Borrowing that was requested to be converted or continued shall, on the last day of the then current Interest Period applicable thereto, unless repaid, be continued as or converted to an ABR Borrowing, and (C) any Borrowing Request for a Eurocurrency Borrowing for such Interest Period shall be treated as a request for an ABR Borrowing.

(b)              (i) Notwithstanding anything to the contrary herein, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m., New York City time, on the fifth Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower, so long as the

Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Lenders consent to such amendment. No replacement of the LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.

(ii)              In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii)             The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period.

(iv)            Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, and, on the last day of the then current Interest Period applicable thereto, unless repaid, such Borrowing shall be continued as or converted to an ABR Borrowing, and (B) any Borrowing Request for a Eurocurrency Borrowing shall be treated as a request for an ABR Borrowing.

(v)              Any determination, decision or election that may be made by the Administrative Agent or the Lenders pursuant to this Section 2.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.11.

SECTION 2.12.     Increased Costs. (a) If any Change in Law shall:

(i)              impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii)              impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender; or

(iii)             subject any Lender to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then, from time to time upon written request of such Lender to the Borrower, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs or expenses incurred or reduction suffered.

(b)             If any Lender reasonably determines that any Change in Law regarding capital or liquidity requirements (except any such reserve requirement reflected in the Adjusted LIBO Rate) has had or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then, from time to time upon written request of such Lender to the Borrower, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)              A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) of this Section delivered to the Borrower shall be prima facie evidence of the amount claimed; provided that it is accompanied by a statement in reasonable detail of the calculation on which such amount was based. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

(d)             Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section, such Lender shall notify the Borrower thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)             If any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any amount (i) as to which it has been indemnified by the Borrower or (ii) which has been paid to such Lender by the Borrower, in each case pursuant to this Section 2.12, it shall pay over such refund to the Borrower (but only to the extent of payments made by the Borrower under this Section 2.12 with respect to the events giving rise to such refund), net of all reasonable out-of-pocket expenses of such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower agrees, upon the written request of such Lender to the Borrower, to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Lender to make available its accounting records (or any other information which it deems confidential) to the Borrower or any other Person.

SECTION 2.13.     Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert or continue any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (whether or not such notice may be revoked in accordance with the terms hereof), (d) the failure to prepay any Eurocurrency Loan on a date specified therefor in any notice of prepayment given by the Borrower (whether or not such notice may be revoked in accordance with the terms hereof) or (e) the assignment (other than as a result of a default by the applicable Lender in the performance of its agreements set forth herein) of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred at the Adjusted LIBO Rate that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender delivered to the Borrower and setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be prima facie evidence of such amount; provided that it is accompanied by a statement in reasonable detail of the calculation on which such amount was based. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof

SECTION 2.14.      Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under this Agreement shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the Borrower or an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by the Borrower or such withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)               Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or, at the option of the Administrative Agent, timely reimburse it for Other Taxes.

(c)                Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)               Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 20 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)                Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with this Agreement, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender shall severally indemnify the Borrower for any Taxes paid or payable by the Borrower (and not deducted or withheld by the Borrower from any payment otherwise due hereunder to such Lender) as a result of the failure of such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to the Borrower pursuant to Section 2.14(f), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent and the Borrower to set off and apply any and all amounts at any time owing by the Administrative Agent or the Borrower (as applicable) to such Lender under this Agreement or otherwise payable by the Administrative Agent or the Borrower (as applicable) to the Lender from any other source against any amount due to the Administrative Agent or the Borrower (as applicable) under this paragraph.

(f)              Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.14(f)(ii)(A), 2.14(f)(ii)(B) and 2.14(f)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing:

(A)           any Lender that is a U.S. Person (or, if such Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, is owned, for U.S. federal income tax purposes, by a U.S. Person) shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly completed and executed originals of IRS Form W-9 certifying that such Lender (or such U.S. Person, as applicable) is exempt from U.S. Federal backup withholding tax;

(B)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)               in the case of a Foreign Lender (or, if a Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner) entitled to the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement, duly completed and executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement, duly completed and executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)               duly completed and executed originals of IRS Form W-8ECI with respect to such Foreign Lender (or, if a Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner);

(3)               in the case of a Foreign Lender (or, if a Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner) entitled to the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a duly completed and executed certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender (or such owner, as applicable) is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) duly completed and executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(4)               to the extent a Foreign Lender (or, if a Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner) is not the beneficial owner, duly completed and executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable (and including any other information required to be provided by IRS Form W-8IMY); provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct or indirect partner;

(C)           any Lender (or, if such Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the Person treated as its owner for U.S. federal income tax purposes) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)              if a payment made to a Lender under this Agreement would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Upon the reasonable request of the Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.14(f). Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) (x) update such form or certification or (y) notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)                Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund or credit of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund or credit (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest (but solely with respect to the period during which the indemnifying party held such refund) or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this paragraph the payment of which would place such indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)                Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement.

(i)                  Defined Terms. For purposes of this Section, the term “applicable law” includes FATCA.

SECTION 2.15.         Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder prior to the time expressly required hereunder for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without any setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent; provided that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars. Any payment by the Borrower credited to the account specified by the Administrative Agent shall discharge the obligation of the Borrower to make such payment at the time such credit is so effected, irrespective of the time of any distribution of such payment by the Administrative Agent to any Lender.

(b)               If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower agrees that any Lender acquiring a participation pursuant to the foregoing arrangements may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

(c)                Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(d)               If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender pursuant to Sections 2.04(b), 2.15(c) and 9.03(c), in each case in such order as shall be determined by the Administrative Agent in its discretion.

SECTION 2.16.         Mitigation Obligations; Replacement of Lenders. (a) Each Lender shall (i) if it determines that it is specifically entitled to compensation under Section 2.14, use its reasonable efforts to designate a different lending office, if any, for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if any, if such designation or assignment and delegation would avoid, or minimize the amount of, any payment by the Borrower of additional amounts under Section 2.14 in respect of such Lender and (ii) if it determines that it is specifically entitled to compensation under Section 2.12, use its reasonable efforts (including using reasonable efforts to designate a different lending office, if any, for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if any), but only if it shall not incur any disadvantage as a result thereof, to avoid, or to minimize the amount of, any payment by the Borrower of additional amounts under Section 2.12 in respect of such Lender.

(b)               If (i) any Lender requests or becomes entitled to compensation under Section 2.12, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, (iii) any Lender has become a Defaulting Lender or (iv) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders) and with respect to which the Required Lenders shall have granted their consent, then the Borrower may, at its sole expense and effort, upon notice to the Administrative Agent and, to the extent permitted under applicable law, such Lender, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.12 and 2.14) and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which may be a Lender, if another Lender accepts such assignment and delegation); provided that (A) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (B) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments and (C) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.17.         Defaulting Lenders.

(a)              Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)              Waivers and Amendments. The Commitment and Loans of each Defaulting Lender shall be disregarded in determining whether the Required Lenders or any other requisite Lenders shall have taken or may take any action hereunder (including any consent to any waiver, amendment or other modification pursuant to Section 9.02); provided that any waiver, amendment or other modification that requires the consent of all Lenders or of all Lenders affected thereby shall, except as provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof.

(ii)             Certain Fees. Commitment Fees shall cease to accrue on the Commitment of such Defaulting Lender for any period during which such Defaulting Lender is a “Defaulting Lender”, and such Defaulting Lender shall not be entitled to receive such Commitment Fees.

(b)            Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such

Defaulting Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that all amendments, waivers or other modifications effected without its consent in accordance with the provisions of Section 9.02 and this Section during such period shall be binding on it; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

Representations and Warranties

The Borrower and UTC represent and warrant, as of the Closing Date and as of each date required by Section 4.02, and the Borrower represents and warrants as of the UTC Release Date, as follows; provided that (a) the only representations and warranties made or deemed made by UTC shall be the representations and warranties set forth in Section 3.12, and (b) the only representations and warranties made or deemed made by the Borrower (x) prior to the UTC Release Date, shall be the representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.04, 3.05(b), 3.06, 3.07, 3.10 and 3.11 (it being agreed that, in the case of Sections 3.05(b) and 3.06, such representations and warranties will cover the Borrower and its Subsidiaries after giving pro forma effect to the Transactions)) and (y) from and after the UTC Release Date, shall be the representations and warranties set forth below (other than the representations and warranties set forth in Sections 3.05(b), 3.06 and 3.12):

SECTION 3.01.         Organization; Powers. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions in which the conduct of its operations or the ownership of its properties requires such qualification except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect. The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, this Agreement.

SECTION 3.02.         Authorization; Absence of Conflicts. The execution, delivery and performance by the Borrower of this Agreement have been duly authorized by all necessary corporate action and do not contravene (a) the Borrower’s certificate of incorporation or by-laws or (b) except where such contravention would not reasonably be expected to have a Material Adverse Effect, any law or contractual restriction binding on the Borrower.

SECTION 3.03.         Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body in the United States, or to the Borrower’s knowledge, in any other jurisdiction, is required for the due execution, delivery and performance by the Borrower of this Agreement other than routine requirements which, to the Borrower’s knowledge, have (to the extent that compliance is required on or prior to the date hereof) been complied with in all material respects.

SECTION 3.04.         Enforceability. This Agreement is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.05.         Financial Statements; No Material Adverse Effect. (a) The Historical Borrower Financial Statements present fairly, in all material respects, the combined financial position of the Borrower and its Subsidiaries as of December 31, 2019 and the combined results of operations and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, all in conformity with GAAP. As of the UTC Release Date, the Pro Forma Borrower Financial Statements (i) have been prepared by the Borrower in good faith, based on the assumptions believed by the Borrower to be reasonable at the time made, and (ii) to the knowledge of the Borrower, present fairly, in all material respects, the pro forma combined financial position and the pro forma combined results of operations of the Borrower and its Subsidiaries as of the date and for the period specified in the definition of the term “Pro Forma Borrower Financial Statements” as if the Transactions had occurred on such date or at the beginning of such period, as applicable.

(b)               Since December 31, 2019, there has been no material adverse change in the Consolidated financial condition or the Consolidated results of operations of the Borrower except as otherwise disclosed in any reports by UTC or the Borrower, as applicable, on Form 10-K, Form 10-Q or Form 8-K publicly filed or furnished under the Exchange Act prior to the date hereof or in the Draft Carrier Form 10.

SECTION 3.06.        Litigation. There is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that would reasonably be expected to have a Material Adverse Effect.

SECTION 3.07.        Federal Reserve Regulations. Neither the Borrower nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation T, U or X of the Board of Governors as now and from time to time hereafter in effect.

SECTION 3.08.       ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which such liability is reasonably expected to occur, would reasonably be expected to have a Material Adverse Effect.

SECTION 3.09.       Environmental. Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries (a) are in compliance with Environmental Laws and any permit, license or approval required thereunder and (b) have not become subject to any Environmental Liability.

SECTION 3.10.     Investment Company Status. The Borrower is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.

SECTION 3.11.     Sanctions and Anti-Corruption Laws. (a) The Borrower has implemented and maintains in effect policies and procedures designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

(b) None of (i) the Borrower or any of its Subsidiaries or (ii) to the knowledge of the Borrower, any of their respective directors, officers or employees that will act in any capacity in connection with or directly benefit from the use of proceeds of the Loans is a Sanctioned Person.

(c) No Borrowing or use of proceeds thereof will violate any Anti-Corruption Law or applicable Sanctions.

SECTION 3.12.     UTC Representations. The provisions of Sections 3.01 through 3.09 (other than the second sentence of Section 3.07 and clause (b) of Section 3.09) of the UTC 2019 Term Credit Agreement (the “Incorporated UTC Representations”) are hereby incorporated by reference herein as if set forth in full force herein; provided that (a) capitalized terms that are used in the Incorporated UTC Representations shall have the meanings assigned thereto in the UTC 2019 Term Credit Agreement, except as otherwise set forth in this proviso, (b) each direct or indirect reference to “the Borrower” in the Incorporated UTC Representations shall be deemed to refer to UTC, (c) each reference to “this Agreement”, “herein”, “hereof” and “hereunder” and words of similar import in the Incorporated UTC Representations shall be deemed to refer to this Agreement and (d) each reference to a “Section” in the Incorporated UTC Representations shall be deemed to refer to the applicable Section in the UTC 2019 Term Credit Agreement as incorporated by reference herein.

ARTICLE IV

Conditions

SECTION 4.01.    Closing Date. The obligations of the Lenders to make Loans shall not become effective until the first date on which each of the following conditions shall be satisfied (or such condition shall have been waived in accordance with Section 9.02):

(a)       The Administrative Agent shall have received from each party hereto (including UTC) either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile or electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.

(b)       The Administrative Agent shall have received (i) an officer’s certificate of each of UTC and the Borrower, dated the Closing Date and signed by the Secretary or Assistant Secretary of such Person, in form and substance reasonably satisfactory to the Administrative Agent and substantially consistent with UTC’s past practice, together with all attachments contemplated thereby, and (ii) a certificate of each of UTC and the Borrower, dated the Closing Date and signed by an officer of such Person, confirming, as of the Closing Date, that (A) the representations and warranties contained in Article III are true and correct (x) in the case of the representations and warranties qualified by materiality or Material Adverse Effect in the text thereof, in all respects and (y) in the case of the representations and warranties other than those referenced in the foregoing clause (x), in all material respects and (B) no Default or Event of Default has occurred and is continuing.

(c)       The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of the general counsel, in-house counsel and/or outside counsel of UTC, in form and substance reasonably satisfactory to the Administrative Agent and substantially consistent with UTC’s past practice.

(d)       The Lenders shall have received the Carrier Form 10 (including the information statement and the other exhibits contemplated thereby, in each case, in the form and to the extent so filed) in the form most recently filed (whether or not publicly) with the SEC prior to the Closing Date; provided that (i) if the Carrier Form 10 shall not have been publicly filed with the SEC prior to the Closing Date, then the Borrower shall deliver to the Administrative Agent a certificate of the Borrower, dated as of the Closing Date and signed by an officer of the Borrower, confirming that the Borrower has delivered to the Administrative Agent the Carrier Form 10 most recently filed with the SEC prior to the Closing Date and (ii) if the Carrier Form 10 shall have been publicly filed with the SEC prior to the Closing Date, the Carrier Form 10, in the form most recently publicly filed with the SEC prior to the Closing Date, shall be deemed to have been delivered to the Lenders for purposes of this clause (d) and the condition specified in this Section 4.01(d) shall be deemed to be satisfied.

(e)       The Administrative Agent shall have received all fees due and payable on or prior to the Closing Date, and, to the extent invoiced at least three Business Days prior to the Closing Date, other amounts due and payable on or prior to the Closing Date (including reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP) required to be paid or reimbursed by the Borrower or UTC pursuant to any commitment letter or fee letter entered into in connection with the credit facility provided for herein.

(f)       The Administrative Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities with respect to the Borrower and UTC under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation, that has been reasonably requested by the Administrative Agent or any Lender in writing at least 10 Business Days prior to the Closing Date.

Without limiting the generality of the provisions of Article VIII, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender, by becoming a party to this Agreement, shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto.

SECTION 4.02.     Conditions Precedent to Each Borrowing. The obligations of each Lender to make a Loan on the occasion of any Borrowing (other than any conversion or continuation of a Loan) shall be subject to receipt by the Administrative Agent of a Borrowing Request therefor in accordance with Section 2.03, and to the satisfaction (or waiver in accordance with Section 9.02) of the following conditions:

(a)       The representations and warranties contained in Article III (other than, in the case of any Borrowing made after the Closing Date, Sections 3.05(b) and 3.06) shall be true and correct (x) in the case of the representations and warranties qualified by materiality or Material Adverse Effect in the text thereof, in all respects and (y) in the case of the representations and warranties other than those referenced in the foregoing clause (x), in all material respects, in each case on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date.

(b)       No Default or Event of Default has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom.

Each Borrowing (other than any conversion or continuation of any Loan) shall constitute a representation and warranty made by the Borrower on the date thereof that the conditions specified in clauses (a) and (b) above have been satisfied.

ARTICLE V

Affirmative Covenants

So long as any Loan shall remain unpaid or any Lender shall have any Commitment, (a) the Borrower (i) from and after the Closing Date and prior to the UTC Release Date, solely with respect to the covenants set forth in Sections 5.01(f), 5.02 and 5.03 and (ii) from and after the UTC Release Date, with respect to each covenant set forth in this Article V (other than Section 5.04) and (b) UTC, from and after the Closing Date and prior to the UTC Release Date, solely with respect to the covenants set forth in Section 5.04, in each case, covenants and agrees with the Lenders that:

SECTION 5.01.     Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent, on behalf of the Lenders:

(a)       within 90 days after the end of each fiscal year of the Borrower, the Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the Consolidated statements of operations, comprehensive income, changes in equity and cash flows of the Borrower and its Consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited by and accompanied by the opinion of PricewaterhouseCoopers LLP or other independent registered public accounting firm of recognized national standing to the effect that such Consolidated financial statements present fairly, in all material respects, the Consolidated financial position, results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of the end of and for such year, all in conformity with GAAP;

(b)       within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal quarter and the Consolidated statements of operations and comprehensive income of the Borrower and its Consolidated Subsidiaries for such fiscal quarter and the portion of the fiscal year then ended and the Consolidated statement of cash flows of the Borrower and its Consolidated Subsidiaries for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding period of periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly, in all material respects, the Consolidated financial position, results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, all in conformity with GAAP (subject to normal year-end adjustments and the absence of footnotes);

(c)       concurrently with each delivery of financial statements under Section 5.01(a) or 5.01(b), a completed Compliance Certificate signed by a Financial Officer of the Borrower (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto ~~and~~, (ii) setting forth reasonably detailed calculations of the ratio set forth in Section 6.04 as of the end of the most recent fiscal quarter covered by such financial statements and (iii) if the most recent fiscal quarter covered by such financial statements ended during the Covenant Modification Period, setting forth reasonably detailed calculations demonstrating compliance with Section 6.06 as of the end of such fiscal quarter;

(d)       promptly after the sending or filing thereof, copies of all such regular, periodic and special reports and all registration statements (except those relating to employee benefit or stock option plans) that the Borrower or any of its Consolidated Subsidiaries that is an issuer of securities that are registered under Section 12 of the Exchange Act files with the SEC or with any national securities exchange and of all such proxy statements, financial statements and reports as the Borrower sends to its stockholders;

(e)       promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of the Borrower pursuant to the terms of any indenture or to the lenders under the 2020 Revolving Credit Agreement pursuant to the terms thereof and not otherwise required to be furnished pursuant to any other clause of this Section 5.01;

(f)       as promptly as possible and in any event within five Business Days after the occurrence of each Default or Event of Default that is continuing on the date of such statement, the statement of the chief financial officer of the Borrower setting forth details of such Default or Event of Default and the action that the Borrower proposes to take with respect thereto; and

(g)       such other publicly available information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender may from time to time reasonably request.

Information required to be delivered pursuant to Section 5.01(a), 5.01(b), 5.01(d) and 5.01(e) shall be deemed to have been delivered on the date on which such information or one or more annual quarterly reports containing such information have been posted on the “investors relations” portion of the website of the Borrower as identified to the Administrative Agent from time to time or if made publicly available on the SEC EDGAR system or posted by the Administrative Agent on the Platform. The Borrower hereby acknowledges that (i) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on the Platform and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who are Public Side Lender Representatives. The Borrower hereby agrees that (A) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC”, which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (B) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any MNPI (provided, however, that to the extent such Borrower Materials constitute Information, treatment of such Borrower Materials shall be subject to Section 9.12 in all respects); (C) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (D) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

SECTION 5.02.     Existence of the Borrower. The Borrower will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided that the foregoing shall not prohibit any merger or consolidation of the Borrower permitted under Section 6.02(a).

SECTION 5.03.     Use of Proceeds. The proceeds of Loans will be used for general corporate purposes of the Borrower (which may include, prior to the consummation of the Carrier Distribution, distributions to UTC), and no part of the proceeds of any Loans hereunder will be used in a manner that would cause the Loans to be in violation of Regulation U of the Board of Governors.

SECTION 5.04.     UTC Affirmative Covenants. (a) The provisions of clauses (a) through (e) and the final paragraph of Article V of the UTC 2019 Term Credit Agreement (the “Incorporated UTC Affirmative Covenants”) are hereby incorporated by reference herein as if set forth in full force herein; provided that (i) capitalized terms that are used in the Incorporated UTC Affirmative Covenants shall have the meanings assigned thereto in the UTC 2019 Term Credit Agreement, except as otherwise set forth in this proviso, (ii) each direct or indirect reference to “the Borrower” in the Incorporated UTC Affirmative Covenants shall be deemed to refer to UTC, (iii) each reference to “this Agreement”, “herein”, “hereof” and “hereunder” and words of similar import in the Incorporated UTC Affirmative Covenants shall be deemed to refer to this Agreement, (iv) each reference to a “Section” or “Article” in the Incorporated UTC Affirmative Covenants shall be deemed to refer to the applicable Section or Article in the UTC 2019 Term Credit Agreement as incorporated by reference herein or as included in the definition of the term “Incorporated UTC Events of Default”, (v) each reference to a “Lender” in the Incorporated UTC Affirmative Covenants shall be deemed to refer to a Lender as defined herein and each reference to “Required Lenders”, “Public Lender”, “Public Side Lender Representatives”, “Administrative Agent” and “Arrangers” in the Incorporated UTC Affirmative Covenants shall be deemed to refer to the Required Lenders, Public Lender, Public Side Lender Representatives, Administrative Agent and Arrangers, as applicable, as defined herein, (vi) each reference to “Subsidiary” shall be deemed to refer to a Subsidiary of UTC, and (vii) each reference to “Default” or “Event of Default” in the Incorporated UTC Affirmative Covenants shall be deemed to refer to a Default or Event of Default, in each case, as defined herein.

(b)       UTC will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided that the foregoing shall not prohibit any merger or consolidation of UTC permitted under Section 6.02(a) of the UTC 2019 Term Credit Agreement, as such Section is incorporated by reference herein as set forth in Section 6.05 hereof.

ARTICLE VI

Negative Covenants

So long as any Loan shall remain unpaid or any Lender shall have any Commitment, (a) the Borrower (i) from and after the Closing Date and prior to the UTC Release Date, solely with respect to the covenants set forth in Sections 6.02(a) and 6.02(b) (in each case, solely with respect to any consolidation of the Borrower with or merger into any other Person) and (ii) from and after the UTC Release Date, with respect to each covenant set forth in this Article VI (other than Section 6.05) and (b) UTC, from and after the Closing Date and prior to the UTC Release Date, solely with respect to Section 6.05, in each case, covenants and agrees with the Lenders that:

SECTION 6.01. Liens. The Borrower will not itself, and will not permit any Wholly-Owned Domestic Manufacturing Subsidiary to, create, incur, issue or assume any loans, notes, bonds, debentures or other indebtedness for money borrowed (loans, notes, bonds, debentures or other indebtedness for money borrowed collectively called “Debt”) secured by any pledge of, or mortgage, lien, encumbrance or security interests on (such pledges, mortgages, liens, encumbrances and security interests collectively called “Liens”), any Principal Property owned by the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary, and will not itself, and will not permit any Subsidiary to, create, incur, issue or assume any Debt secured by any Lien on any equity interests in or Debt of any Wholly-Owned Domestic Manufacturing Subsidiary, without in any such case effectively providing that the Loans (together with, if the Borrower shall so determine, any other Debt of the Borrower then existing or thereafter created which is not subordinate in right of payment to indebtedness hereunder) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the sum of (x) the aggregate principal amount of all such secured Debt then outstanding plus (y) Attributable Debt of the Borrower and its Wholly-Owned Domestic Manufacturing Subsidiaries in respect of Sale and Leaseback Transactions involving Principal Properties entered into after the date hereof (other than such Sale and Leaseback Transactions as are permitted by clause (b) or (c) of Section 6.03), plus (z) solely during the Covenant Modification Period and without duplication of any amounts included pursuant to clause (x) or (y) above, the aggregate principal amount of Subsidiary Indebtedness then outstanding (excluding any such Subsidiary Indebtedness permitted by clauses (a) through (h) of Section 6.07) would not exceed an amount equal to 10% of Consolidated Net Tangible Assets; provided that for purposes of this Section 6.01, any Debt so secured that is created, incurred, issued or assumed by the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary on or after the Closing Date and prior to the UTC Release Date shall be deemed to have been created, incurred, issued or assumed on the UTC Release Date; provided, further, that nothing contained in this Section 6.01 shall prevent, restrict or apply to, and there shall be excluded from secured Debt in any computation under this Section 6.01, Debt secured by:

(a)       Liens on any property or assets of the Borrower or any Subsidiary of the Borrower (including equity interests or Debt owned by the Borrower or any Subsidiary of the Borrower) existing as of the date hereof or set forth on Schedule 6.01 hereto;

(b)       Liens on any property or assets of, or on any equity interests in or Debt of, any Person existing at the time such Person becomes a Wholly-Owned Domestic Manufacturing Subsidiary (other than in connection with the Carrier Distribution as determined by the Borrower in good faith), or arising thereafter (i) otherwise than in connection with the borrowing of money arranged thereafter and (ii) pursuant to contractual commitments entered into prior to and not in contemplation of such Person becoming a Wholly-Owned Domestic Manufacturing Subsidiary;

(c)       Liens on any property or assets or equity interests or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation, but excluding any acquisition (whether through merger or consolidation or otherwise) in connection with the Carrier Distribution as determined by the Borrower in good faith) or securing the payment of all or any part of the purchase price or construction cost thereof or securing any Debt incurred prior to, at the time of or within 120 days after the acquisition of such property or assets or equity interests or Debt or the completion of any such construction, whichever is later, for the purpose of financing all or any part of the purchase price or construction cost thereof (provided that such Liens are limited to such equity interests or Debt or such other property or assets, improvements thereon and the land upon which such property, assets and improvements are located and any other property or assets not then constituting a Principal Property);

(d)       Liens on any property or assets to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property or assets, or to secure Debt incurred prior to, at the time of or within 120 days after the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of such cost (provided that such Liens are limited to such property or assets, improvements thereon and the land upon which such property, assets and improvements are located and any other property or assets not then constituting a Principal Property);

(e)       Liens which secure Debt owing by a Subsidiary of the Borrower to the Borrower or to a Wholly-Owned Domestic Manufacturing Subsidiary;

(f)       Liens arising from the assignment of moneys due and to become due under contracts between the Borrower or any Subsidiary of the Borrower and the United States, any State, Commonwealth, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof or Liens in favor of the United States, any State, Commonwealth, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof, pursuant to the provisions of any contract not directly or indirectly in connection with securing Debt;

(g)       (i) any materialmen’s, carriers’, mechanics’, workmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested in good faith by appropriate proceedings; (ii) any deposit or pledge as security for the performance of any bid, tender, contract, lease, or undertaking not directly or indirectly in connection with the securing of Debt; (iii) any deposit or pledge with any governmental agency required or permitted to qualify the Borrower or any Subsidiary of the Borrower to conduct business, to maintain self-insurance or to obtain the benefits of any law pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings; (iv) deposits or pledges to obtain the release of mechanics’, workmen’s, repairmen’s, materialmen’s or warehousemen’s Liens or the release of property in the possession of a common carrier; (v) any security interest created in connection with the sale, discount or guarantee of notes, chattel mortgages, leases, accounts receivable, trade acceptances or other paper, or contingent repurchase obligations, arising out of sales of merchandise in the ordinary course of business; (vi) Liens for Taxes levied or imposed upon the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary or upon the income, profits or property of the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary or Liens on any Principal Property of the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary arising from claims from labor, materials or supplies; provided that either such Tax is not overdue or that the amount, applicability or validity of such Tax or claim is being contested in good faith by appropriate proceedings; or (vii) other deposits or pledges similar to those referred to in this clause (g);

(h)       Liens arising by reason of any judgment, decree or order of any court, so long as any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; any deposit or pledge with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal from any judgment or decree against the Borrower or any Subsidiary of the Borrower, or in connection with other proceedings or actions at law or in equity by or against the Borrower or any Subsidiary of the Borrower; and

(i)       any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any of the Liens referred to in clauses (a) through (h) above or the Debt secured thereby; provided that (i) such extension, renewal, substitution or replacement Lien shall be limited to all or any part of the same property or assets or equity interests or Debt that secured the Lien extended, renewed, substituted or replaced (plus improvements on such property and plus any other property or assets not then constituting a Principal Property) and (ii) in the case of clauses (a) through (d) above, the Debt secured by such Lien at such time is not increased.

For the purposes of this Section 6.01 ~~and~~, Section 6.03 and Section 6.07, the giving of a guarantee which is secured by a Lien on a Principal Property, and the creation of a Lien on a Principal Property or equity interests or Debt to secure Debt which existed prior to the creation of such Lien, shall be deemed to involve the creation of Debt in an amount equal to the principal amount guaranteed or secured by such Lien; but the amount of Debt secured by Liens on Principal Properties and equity interests and Debt shall be computed without cumulating the underlying indebtedness with any guarantee thereof or Lien securing the same.

SECTION 6.02. Fundamental Changes. (a) The Borrower will not consolidate with or merge into any other Person or convey, transfer or lease, or permit its Subsidiaries to convey, transfer or lease, to any Person all or substantially all of the properties and assets of the Borrower and its Subsidiaries, taken as a whole, unless: (i) the Person formed by such consolidation or into which the Borrower is merged or the Person which acquires by conveyance or transfer, or which leases, such properties and assets shall be a Person (other than a natural person) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by writing approved by the Administrative Agent, which approval shall not be unreasonably withheld, delayed or conditioned, the Borrower’s obligation for the due and punctual payment of the principal of and interest on all Loans and the performance of every covenant of this Agreement on the part of the Borrower to be performed; and (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing. This Section 6.02(a) shall only apply to a merger or consolidation in which the Borrower is not the surviving Person and to conveyances, leases and transfers by the Borrower and its Subsidiaries as transferors or lessors.

(b)       Upon any consolidation by the Borrower with or merger by the Borrower into any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Borrower and its Subsidiaries, taken as a whole, in accordance with Section 6.02(a), the successor Person formed by such consolidation or into which the Borrower is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower herein, and in the event of any such conveyance or transfer, the Borrower (which term shall for this purpose mean the Person named as the “Borrower” in the definition of such term or any successor Person which shall theretofore become such in the manner described in Section 6.02(a)), except in the case of a lease, shall be discharged of all obligations and covenants under this Agreement and may be dissolved and liquidated.

(c)       If, upon any such consolidation of the Borrower with or merger of the Borrower into any other Person, or upon any conveyance, lease or transfer of all or substantially all of the properties and assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person, any Principal Property of the Borrower or of any Wholly-Owned Domestic Manufacturing Subsidiary (or any equity interests in or Debt of any Wholly-Owned Domestic Manufacturing Subsidiary) would thereupon become subject to any Lien, then unless such Lien could be created pursuant to Section 6.01 without equally and ratably securing the Loans, the

Borrower, prior to or simultaneously with such consolidation, merger, conveyance, lease or transfer, will as to such Principal Property, equity interests or Debt, secure the Loans outstanding hereunder (together with, if the Borrower shall so determine, any other Debt of the Borrower now existing or hereafter created which is not subordinate in right of payment to indebtedness hereunder) equally and ratably with (or prior to) the Debt which upon such consolidation, merger, conveyance, lease or transfer is to become secured as to such Principal Property, equity interests or Debt by such Lien, or will cause such Loans to be so secured.

SECTION 6.03.     Sale and Leaseback Transactions. The Borrower will not itself, and will not permit any Wholly-Owned Domestic Manufacturing Subsidiary to, enter into any arrangement on or after the UTC Release Date with any bank, insurance company or other lender or investor (other than the Borrower or another Wholly-Owned Domestic Manufacturing Subsidiary) providing for the leasing by the Borrower or any such Wholly-Owned Domestic Manufacturing Subsidiary of any Principal Property (except a lease for a temporary period not to exceed three years by the end of which it is intended that the use of such Principal Property by the lessee will be discontinued) that was or is owned by the Borrower or a Wholly-Owned Domestic Manufacturing Subsidiary and that has been or is to be sold or transferred, more than 120 days after the completion of construction and commencement of full operation thereof by the Borrower or such Wholly-Owned Domestic Manufacturing Subsidiary, to such bank, insurance company, lender or investor or to any Person to whom funds have been or are to be advanced by such bank, insurance company, lender or investor on the security of such Principal Property (herein referred to as a “Sale and Leaseback Transaction”) unless (a) the sum of (x) the Attributable Debt of the Borrower and its Wholly-Owned Domestic Manufacturing Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into or, as set forth below, deemed entered into on or after the UTC Release Date (other than such Sale and Leaseback Transactions permitted by clause (b) or (c) below), plus (y) the aggregate principal amount of Debt secured by Liens on Principal Properties and Liens on any equity interests in or Debt of any Wholly-Owned Domestic Manufacturing Subsidiary then outstanding (excluding any such Debt secured by Liens covered in clauses (a) through (i) of Section 6.01) without equally and ratably securing the Loans, plus (z) solely during the Covenant Modification Period and without duplication of any amounts included pursuant to clause (x) or (y) above, the aggregate principal amount of Subsidiary Indebtedness then outstanding (excluding any Subsidiary Indebtedness permitted by clauses (a) through (h) of Section 6.07) would not exceed 10% of Consolidated Net Tangible Assets, (b) the Borrower, within 120 days after the sale or transfer, applies, or causes a Wholly-Owned Domestic Manufacturing Subsidiary to apply, an amount equal to the greater of the net proceeds of such sale or transfer or fair market value of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction (in either case as determined by any two of the following: the Chairman, Chief Executive Officer, Chief Financial Officer, the President, any Vice President, the Treasurer and the Controller of the Borrower) to the prepayment (subject to the conditions of Section 2.08) of the Loans hereunder or the retirement of other indebtedness of the Borrower (other than indebtedness subordinated in right of payment to indebtedness hereunder), or indebtedness of a Wholly-Owned Domestic Manufacturing Subsidiary, for money borrowed, having a stated maturity more than 12 months from the date of such application or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application or (c) such Sale and Leaseback Transaction shall be set forth on Schedule 6.03 hereto; provided that for purposes of this Section 6.03, any Sale and Leaseback

Transaction entered into on or after the Closing Date and prior to the UTC Release Date (other than any such Sale and Leaseback Transaction set forth on Schedule 6.03) shall be deemed to have been entered into on the UTC Release Date. Notwithstanding the foregoing, (x) no prepayment or retirement referred to in clause (b) above may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision and (y) where the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary is the lessee in any Sale and Leaseback Transaction, Attributable Debt shall not include any Debt resulting from the guarantee by the Borrower or any other Wholly-Owned Domestic Manufacturing Subsidiary of the lessee’s obligation thereunder.

SECTION 6.04.     Consolidated Leverage Ratio. The Borrower will not permit, as of the last day of any Test Period, commencing with the Test Period ending ~~with the first full fiscal quarter ending after the UTC Release Date~~on June 30, 2021, the Consolidated Leverage Ratio to exceed ~~4.00 to 1.00; provided that (i) from and after~~the ratio set forth in the table below opposite the last day of ~~the~~such Test Period ~~ending on March 31, 2023,~~:

Test Period Ending On	Consolidated Leverage Ratio
June 30, 2021	4.75:1.00
September 30, 2021	4.25:1.00
December 31, 2021 through and including December 31, 2022	4.00:1.00
March 31, 2023 and thereafter	3.50:1.00

Notwithstanding anything to the contrary in this Section 6.04, (a) if the Covenant Modification Period shall have been terminated prior to its scheduled termination date pursuant to the proviso set forth in the definition of such term, then the Borrower will not permit, as of the last day of any Test Period (commencing with the Test Period ending with the first fiscal quarter of the Borrower ending after the date of such termination of the Covenant Modification Period), the Consolidated Leverage Ratio to exceed ~~3.50 to 1.00~~(A) in the case of any Test Period ending on or prior to December 31, 2022, 4.00:1.00 and (B) in the case of any Test Period ending on or after March 31, 2023, 3.50:1.00 and (ii) upon the consummation of a Qualifying Material Acquisition ~~at~~in any ~~time~~Test Period ending on or after ~~the end of the period referred to in clause (i)~~March 31, 2023, with respect to the Test Period ending with the fiscal quarter in which such Qualifying Material Acquisition is consummated and the Test Periods ending with the three subsequent consecutive fiscal quarters, the maximum permitted Consolidated Leverage Ratio shall, at the election of the Borrower by notice to the Administrative Agent delivered within 30 days of the consummation thereof, be increased to ~~4.00 to 1.00~~4.00:1.00.

SECTION 6.05.     UTC Negative Covenants. The provisions of Sections 6.01 through 6.03 of the UTC 2019 Term Credit Agreement (the “Incorporated UTC Negative Covenants”) are hereby incorporated by reference herein as if set forth in full force herein;

provided that (a) capitalized terms that are used in the Incorporated UTC Negative Covenants shall have the meanings assigned thereto in the UTC 2019 Term Credit Agreement, except as otherwise set forth in this proviso, (b) each direct and indirect reference to “the Borrower” in the Incorporated UTC Negative Covenants shall be deemed to refer to UTC, (c) each reference to “this Agreement”, “herein”, “hereof” and “hereunder” and words of similar import in the Incorporated UTC Negative Covenants shall be deemed to refer to this Agreement, (d) each reference to a “Section” in the Incorporated UTC Negative Covenants shall be deemed to refer to the applicable Section in the UTC 2019 Term Credit Agreement as incorporated by reference herein (other than the reference to Section 2.08 of the UTC 2019 Term Credit Agreement, which shall be deemed to refer to Section 2.08 hereof), (e) each reference to “Required Lenders” in the Incorporated UTC Negative Covenants shall be deemed to refer to the Required Lenders as defined herein, (f) each reference to “Default” or “Event of Default” in the Incorporated UTC Negative Covenants shall be deemed to refer to a Default or Event of Default, in each case, as defined herein, (g) each reference to the “Loans” in the Incorporated UTC Negative Covenants shall be deemed to refer to the Loans as defined herein (with the reference therein to “Borrower” meaning the Borrower, as defined herein), (h) each reference to “Subsidiary” shall be deemed to refer to a Subsidiary of UTC, (i) each reference to “Lenders” shall mean Lenders as defined herein and (j) each reference to “the date hereof” and words or phrases of similar import shall be deemed to refer to the date of this Agreement.

SECTION 6.06.     Minimum Liquidity. During the period commencing on the Amendment No. 1 Effective Date and ending on the earlier of (i) June 29, 2021 and (ii) the last day of the Covenant Modification Period, the Borrower will not permit Liquidity at any time to be less than US$2,500,000,000.

SECTION 6.07.     Subsidiary Indebtedness. During the Covenant Modification Period, the Borrower will not permit any Subsidiary to create, incur, assume or permit to exist any Subsidiary Indebtedness unless, after giving effect thereto, the sum of (x) the aggregate principal amount of all such Subsidiary Indebtedness then outstanding, plus (y) the aggregate principal amount of Debt secured by Liens on Principal Properties and Liens on any equity interests in or Debt of any Wholly-Owned Domestic Manufacturing Subsidiary then outstanding (excluding any such Debt secured by Liens covered in clauses (a) through (i) of Section 6.01) without equally and ratably securing the Loans, plus (z) Attributable Debt of the Borrower and its Wholly-Owned Domestic Manufacturing Subsidiaries in respect of Sale and Leaseback Transactions involving Principal Properties entered into after the date hereof (other than such Sale and Leaseback Transactions as are permitted by clause (b) or (c) of Section 6.03) would not exceed an amount equal to 10% of Consolidated Net Tangible Assets; provided that nothing contained in this Section 6.07 shall prevent, restrict or apply to, and there shall be excluded from Subsidiary Indebtedness in any computation under this Section 6.07:

(a)       Subsidiary Indebtedness existing on the Amendment No. 1 Effective Date and set forth on Schedule 6.07 hereto;

(b)       Subsidiary Indebtedness owed to the Borrower or any other Subsidiary, provided that such Subsidiary Indebtedness shall not have been transferred to any Person other than the Borrower or any Subsidiary;

(c)       guarantees of any Subsidiary Indebtedness of any other Subsidiary; provided that a Subsidiary shall not guarantee Subsidiary Indebtedness of any other Subsidiary that it would not have been permitted to incur under this Section 6.07 if it were a primary obligor thereon;

(d)       Subsidiary Indebtedness of any Subsidiary incurred after the Amendment No. 1 Effective Date to finance the acquisition, construction, development, alteration, repair or improvement of any assets, provided that such Subsidiary Indebtedness is incurred prior to, at the time of or within 120 days after such acquisition of such assets or the completion of such construction, development, operation, alteration, repair or improvement and the principal amount of such Subsidiary Indebtedness does not exceed the cost of acquiring, constructing, developing, altering, repairing or improving such assets;

(e)       Subsidiary Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Amendment No. 1 Effective Date, or Subsidiary Indebtedness that is assumed after the Amendment No. 1 Effective Date by any Subsidiary in connection with an acquisition of assets by such Subsidiary not prohibited hereunder, provided that such Subsidiary Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired;

(f)       to the extent constituting Subsidiary Indebtedness, obligations in respect of pooling arrangements, netting services, overdraft protections and otherwise arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds, overdraft or any similar services;

(g)       Subsidiary Indebtedness under the Bank of England Program not to exceed a principal amount of £300,000,000 at any time outstanding; and

(h)       any extension, renewal or refinancings (or successive extensions, renewals or refinancings), as a whole or in part, of any of the Subsidiary Indebtedness referred to in clauses (a), (d), (e) and (g) above; provided that the amount of such Subsidiary Indebtedness is not increased at the time of such extension, renewal or refinancing thereof.

SECTION 6.08.    Restricted Payments. During the Covenant Modification Period, the Borrower will not declare or pay or make, directly or indirectly, any Restricted Payment, except that:

(a)       the Borrower may declare and make any Restricted Payment with respect to its equity interests payable solely in additional equity interests in the Borrower;

(b)       the Borrower may declare and pay regular quarterly dividends with respect to its common stock in an amount not to exceed, in the aggregate, US$550,000,000 per annum;

(c)       the Borrower may declare and make cash payments in lieu of the issuance of fractional shares of its equity interests in connection with the exercise, settlement or vesting of warrants, options, stock appreciation rights, restricted stock units or other securities convertible into or exchangeable for equity interests in the Borrower;

(d)       the Borrower may declare and make Restricted Payments pursuant to and in accordance with the Employee Matters Agreement or stock option plans or other compensation or benefit plans or agreements for directors, officers or employees of the Company and its Subsidiaries and any other participants under such plans; and

(e)       the Borrower may make repurchases of its common stock (A) to the extent such repurchases do not exceed the number of shares of its common stock issued after the Amendment No. 1 Effective Date (and not repurchased pursuant to clause (B) below) pursuant to compensation or benefit plans or agreements for directors, officers or employees of the Borrower and its Subsidiaries and any other participants under such plans and/or (B) upon the exercise, settlement, or vesting of warrants, options, stock appreciation rights, restricted stock units or other securities convertible into or exchangeable for common stock in the Borrower, which warrants, options, stock appreciation rights, restricted stock units or other securities were issued in accordance with stock option plans or other compensation or benefit plans or agreements for directors, officers or employees of the Borrower and its Subsidiaries and any other participants under such plans.

ARTICLE VII

Events of Default

SECTION 7.01.     Events of Default. Each of the following shall constitute an event of default (collectively, the “Events of Default”); provided that (x) the events set forth in clauses (e), (f), (h)(ii) and (i) of this Section 7.01 shall constitute an Event of Default only from and after the UTC Release Date and (y) the events set forth in clauses (h)(i) and (j) of this Section 7.01 shall cease to constitute an Event of Default from and after the UTC Release Date:

(a)       the Borrower shall fail to pay (i) any principal of any Loan when the same becomes due and payable, (ii) any interest on any Loan or any properly invoiced Commitment Fees when the same becomes due and payable, and such failure shall continue for a period of five Business Days, or (iii) any other amount owing by the Borrower when the same becomes due and payable, and such failure shall continue for a period of 15 Business Days after receipt by the Borrower of written notice from the Administrative Agent of such amount being due, together with a statement in reasonable detail of the calculation thereof;

(b)       any representation or warranty made (or deemed made pursuant to Article IV hereof) by the Borrower or, prior to the UTC Release Date, UTC herein or in any Borrowing Request or other document delivered by the Borrower or, prior to the UTC Release Date, UTC pursuant to Article IV shall prove to have been incorrect in any material respect when made or deemed made;

(c)       (i) the Borrower shall fail to perform or observe any term, covenant or agreement set forth in Section 5.01(f), 5.02 or 5.03 on its part to be performed or observed or (ii) prior to the UTC Release Date, UTC shall fail to perform or observe any term, covenant or agreement set forth in Section 5.01(c) of the UTC 2019 Term Credit Agreement, as such Section is incorporated by reference herein pursuant to Section 5.04;

(d)       the Borrower or, prior to the UTC Release Date, UTC shall fail to perform or observe any term, covenant or agreement contained in this Agreement (other than those specified in clause (a) or (c) of this Section 7.01) on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower and the Administrative Agent by any Lender;

(e)       the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary (i) shall admit in writing its inability to pay its debts generally, (ii) shall make a general assignment for the benefit of creditors or shall institute any proceeding or voluntary case seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property or (iii) shall take any corporate action to authorize any of the actions set forth above in this clause (e);

(f)       any proceeding shall be instituted against the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary seeking to adjudicate it bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, and such proceeding shall remain undismissed or unstayed for a period of 60 days;

(g)       an ERISA Event or ERISA Events shall occur that results or would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect;

(h)       (i) prior to the UTC Release Date, the Borrower shall cease to be a Subsidiary of UTC, except as part of the Carrier Distribution with respect to which the Carrier Distribution Condition shall have been satisfied or (ii) from and after the UTC Release Date, any Change in Control shall occur;

(i)       any Material Debt of the Borrower or any of its Subsidiaries shall be declared to be due and payable prior to the stated maturity thereof or shall not be paid at the stated maturity thereof; or

(j)       (i) any event that constitutes an Incorporated UTC Event of Default shall have occurred or (ii) the UTC Guarantee shall cease to be, or shall be asserted in writing by UTC not to be, in full force and effect, except as a result of the release thereof as provided in Section 10.02.

For purposes hereof, the “Incorporated UTC Event of Default” means any event set forth in clause (d), (e), (g), (h) or (i) of Section 7.01 of the UTC 2019 Term Credit Agreement; provided that (i) capitalized terms that are used in the Incorporated UTC Events of Default shall have the meanings assigned thereto in the UTC 2019 Term Credit Agreement, except as otherwise set forth in this proviso, (ii) each direct or indirect reference to “the Borrower” in the Incorporated UTC Events of Default shall be deemed to refer to UTC, (iii) each reference to “Required Lenders” in the Incorporated UTC Events of Default shall be deemed to refer to the Required Lenders as defined herein and (iv) each reference to “Default” or “Event of Default” in the Incorporated UTC Events of Default shall be deemed to refer to a Default or Event of Default, in each case, as defined herein.

SECTION 7.02.    Lenders’ Rights upon an Event of Default. If an Event of Default occurs and is continuing, then, and in any such event, the Administrative Agent (a) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Loans to be terminated, whereupon the same shall forthwith terminate, and (b) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the case of (x) an Event of Default set forth in Section 7.01(e) or 7.01(f) (in each case, with respect to the Borrower) constituting an entry of an order for relief under the United States federal bankruptcy laws or (y) prior to the UTC Release Date, an Event of Default referred to in Section 7.01(j)(i) (solely with respect to clause (d) or (e) of Section 7.01 of the UTC 2019 Term Credit Agreement, in each case, with respect to UTC), (i) the obligation of each Lender to make Loans shall automatically terminate and (ii) the Loans, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower and UTC.

ARTICLE VIII

The Administrative Agent

Each of the Lenders hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent hereunder, and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by this Agreement that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in this Agreement); provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to this Agreement or applicable law, and (c) except as expressly set forth in this Agreement, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any Subsidiary or any other Affiliate thereof that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in this Agreement) or in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof (stating that it is a “Notice of Default”) is given to the Administrative Agent by UTC (prior to the UTC Release Date), the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in this Agreement or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or X or elsewhere in this Agreement, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.

The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in this Agreement for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in this Agreement for being the maker thereof), and may act upon any such statement prior to receipt of written confirmation thereof. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith and in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any of and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the terms of this paragraph, the Administrative Agent may resign at any time from its capacity as such. In connection with such resignation, the Administrative Agent shall give notice of its intent to resign to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (unless an Event of Default has occurred and is continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof, having a combined capital and surplus of at least $500,000,000 and a local office in New York, New York. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (i) all payments required to be made hereunder to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender. Following the effectiveness of any Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring

Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

In case of the pendency of any proceeding with respect to the Borrower or, prior to the UTC Release Date, UTC under any Debtor Relief Law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.09, 2.12, 2.13, 2.14 and 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, hereunder (including under Section 9.03); provided, however, that nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the obligations or the rights of any Lender, or to vote in respect of the claim of any Lender in any such proceeding.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by becoming a party to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, this Agreement and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on or prior to the Closing Date. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance to the making of such Loan.

Notwithstanding anything herein to the contrary, none of the Arrangers, the Syndication Agents or the Documentation Agents (each of the foregoing, a “Titled Person”) shall have any duties or obligations under this Agreement (except in its capacity, as applicable, as a Lender), but all such Persons shall have the benefit of the indemnities to the extent expressly provided for hereunder, and, without limiting the foregoing, no Titled Person shall have or be deemed to have any fiduciary relationship with any Lender or with the Borrower or any of its Affiliates.

Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Titled Person and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of UTC or the Borrower, that at least one of the following is and will be true:

(i)           such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement;

(ii)          the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless either (1) clause (i) in the immediately preceding paragraph is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding paragraph, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Titled Person and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of UTC or the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement or any documents related hereto or thereto).

ARTICLE IX

Miscellaneous

SECTION 9.01.      Notices.      (a)     Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or email, as follows:

(i)            if to the Borrower, to it at Carrier Global Corporation, 13995 Pasteur Boulevard, Palm Beach Gardens, Florida, 33418, Attention: Douglas Stenske, Treasurer, Fax No.: (319) 295-0020, Email Address: douglas.stenske@carrier.com;

(ii)           if to UTC, to it at United Technologies Corporation, 10 Farms Springs Road, Farmington, Connecticut 06032, Attention: David R. Whitehouse, Corporate Vice President and Treasurer, Fax No.: (860) 728-7686, Email Address: david.whitehouse@utc.com;

(iii)          if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 500 Stanton Christiana Road, Ops 2, 3rd Floor, Newark, Delaware 19713, Attention of: Nicole Reilly, Fax No.: (302) 634-4250, Email Address: nicole.c.reilly@jpmorgan.com, with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, New York, New York 10179, Attention of: Robert P. Kellas (Fax No. (212) 270-5100); Email Address: robert.kellas@jpmorgan.com; and

(iv)          if to any other Lender, to it at its address (or fax number or email) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); and notices delivered through electronic communications to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b)          Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email, intranet websites and the Platform) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Any notices or other communications to the Administrative Agent, UTC or the Borrower may be delivered or furnished by electronic communications pursuant to procedures expressly approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by the Administrative Agent by notice to each other such Person and by UTC (solely prior to the UTC Release Date) and the Borrower by notice to the Administrative Agent. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to the Platform shall be deemed received upon the receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)          Any party hereto may change its address, telephone number, email address or fax number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent).

(d)          THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to UTC, the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of UTC’s, the Borrower’s or the Administrative Agent’s transmission of the Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to UTC, the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). Each Lender agrees that the Administrative Agent or any other Titled Person may, but shall not be obligated to, store any Borrower Materials on the Platform in accordance with its customary document retention procedures and policies.

SECTION 9.02.     Waivers; Amendments.     (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by UTC or the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. All covenants, agreements, representations and warranties made by UTC or the Borrower in this Agreement and in the certificates delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents or any Lender may have had notice or knowledge of such Default at the time.

(b)          Except as provided in Sections 2.11(b), 9.18 and 10.02, none of this Agreement or any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing and signed by UTC (solely prior to the UTC Release Date), the Borrower, the Administrative Agent and the Required Lenders; provided that (i) any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (ii) no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender, (B) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (C) postpone the scheduled maturity date of any Loan, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment (in each case, including any such postponement, reduction, waiver or excuse as a result of any modification to the definition of the term “Commitment Termination Date” or “Scheduled Maturity Date” or to Section 2.06(a)), or postpone the scheduled date of expiration of any Commitment (in each case, including any such postponement, reduction, waiver or excuse as a result of any modification to the definition of the term “Commitment Termination Date” or “Scheduled Maturity Date” or to Section 2.06(a)), without the written consent of each Lender affected thereby, (D) change Section 2.15(b) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender affected thereby, (E) change any of the provisions of this paragraph or the percentage set forth in the definition of the term “Required Lenders” or any other provision of this Agreement specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender and (F) release the UTC Guarantee, except as expressly provided by Section 10.02, without the written consent of each Lender (it being understood and agreed that any modification to the definition of the term “Carrier Distribution Condition” or any defined term used therein or to any representations and warranties, covenants or Events of Default set forth herein shall not be deemed to require the approval of each Lender under this clause (F)); provided further that no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent without the prior written consent of the Administrative Agent. Notwithstanding the foregoing, (x) any amendment of the definition of the term “Applicable Rate” pursuant to the last sentence of such definition shall require only the written consent of the Borrower and the Administrative Agent and (y) no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (ii)(A), (ii)(B) or (ii)(C) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification.

(c)          The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 9.03.     Expenses; Indemnity; Damage Waiver.  (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents and their respective Affiliates, including the reasonable fees, charges and disbursements of one firm of outside counsel for the foregoing (and, if deemed reasonably necessary by such Persons, one firm of regulatory counsel and/or one firm of local counsel in each appropriate jurisdiction), in connection with the arrangement and syndication of the credit facility provided for herein, including the preparation, execution and delivery of the commitment letter and the fee letters entered into in connection with the credit facility provided for herein, as well as the preparation, execution, delivery and administration of this Agreement or any amendments, modifications or waivers (to the extent such amendments, modifications or waivers are contemplated by Section 2.11(b) or requested by the Borrower) of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the administration (other than routine administrative procedures and excluding costs and expenses relating to assignments and participations of Lenders) of this Agreement and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Arranger or any Lender, including the fees, charges and disbursements of any counsel for any of the foregoing, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)          The Borrower shall indemnify the Administrative Agent, the Arrangers, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and expenses reasonably related thereto, including reasonable fees, charges and disbursements of one firm of outside counsel for Indemnitees (and, if deemed reasonably necessary by the Administrative Agent, one firm of regulatory counsel and/or one firm of local counsel in each appropriate jurisdiction, and, in the case of an actual or perceived conflict of interest for any Indemnitee, one firm of counsel (and, if deemed reasonably necessary by such Indemnitee, one firm of regulatory and/or one firm of local counsel in each appropriate jurisdiction) for such Indemnitee), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the preparation, execution, delivery and (in the case of the Administrative Agent and its Related Parties only) administration of this Agreement or any other agreement or instrument contemplated hereby or the consummation of the Transactions or any other transactions contemplated hereby or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by the Borrower or any other Person); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or a material breach, including any such breach in bad faith, of the agreements by such Indemnitee set forth in this Agreement or (B) result from any claim, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than any claim, litigation, investigation or proceeding brought by an Indemnitee against the Administrative Agent or any Arranger in its capacity or in fulfilling its role as an agent or arranger or any other similar role hereunder). No Indemnitee shall be liable for any damages arising from the use of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent any such damages are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the gross negligence or willful misconduct of such Indemnitee, and no party hereto shall be liable for any special, indirect, consequential or punitive damages in connection with the Loans, this Agreement or its activities related thereto; provided that nothing contained in this sentence will limit the Borrower’s indemnity and reimbursement obligations set forth in this Section 9.03. This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)          To the extent that the Borrower fails to pay any amount required to be paid by it under paragraph (a) or (b) of this Section to the Administrative Agent or any of its Related Parties, each Lender severally agrees to pay to the Administrative Agent or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such or against any Related Party acting for the Administrative Agent in connection with such capacity. For purposes of this paragraph, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total unused Commitments and the aggregate principal amount of the Loans outstanding, in each case, at the time (or most recently in effect or outstanding, as the case may be).

(d)           All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04.     Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not (except as expressly provided in Section 6.02 or 9.18) assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), (ii) UTC may not (except as expressly provided in Section 6.02 of the UTC 2019 Term Credit Agreement, as incorporated by reference herein pursuant to Section 6.05) assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by UTC without such consent shall be null and void) and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section), each Arranger, each Syndication Agent, each Documentation Agent and, to the extent expressly contemplated hereby, the Related Parties of any of the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Commitment or Loans at the time held or owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:

(A)       the Borrower; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 15 Business Days after having received written notice thereof; provided further that no consent of the Borrower shall be required (1) for an assignment to a Lender (other than a Defaulting Lender), an Affiliate of a Lender or an Approved Fund or (2) upon the occurrence and during the continuance of an Event of Default arising under clause (a), (e) or (f) (or, prior to the UTC Release Date, clause (j), solely with respect to clause (d) or (e) of Section 7.01 of the UTC 2019 Term Credit Agreement) of Section 7.01 (provided that, in each case, the Borrower shall have received written notice of such assignment); provided further that any liability of the Borrower to an assignee that is an Approved Fund or Affiliate of the assigning Lender under Section 2.12 shall be limited to the amount, if any, that would have been payable hereunder by the Borrower in the absence of such assignment; and

(B)       the Administrative Agent.

(ii)           Assignments shall be subject to the following additional conditions:

(A)       except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 and shall be an integral multiple of $1,000,000 in excess thereof, in each case, unless otherwise agreed by the Borrower and the Administrative Agent;

(B)       each partial assignment of a Lender’s Commitment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of its Commitment under this Agreement, and each partial assignment of a Lender’s Loans shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of its Loans under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment of (x) a proportionate part of all the assigning Lender’s rights and obligations in respect of its Commitment without assigning a proportionate part of the assigning Lender’s Loans or (y) a proportionate part of all the assigning Lender’s rights and obligations in respect of its Loans without assigning a proportionate part of the assigning Lender’s Commitment;

(C)       the parties to each assignment shall (i) execute and deliver to the Administrative Agent (and, if its consent is required as set forth above, the Borrower), an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Platform) and (ii) pay to the Administrative Agent a processing and recordation fee of $3,500; provided that only one such processing and recordation fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender; and

(D)       the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.14(f) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including United States Federal and State and foreign securities laws.

(iii)          Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of

Sections 2.12, 2.13 and 2.14 (to the extent accrued for periods prior to it ceasing to be a party hereto) and Section 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section, provided that the requirements of such paragraph are met.

(iv)          The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)          Upon receipt by the Administrative Agent of (A) an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Platform) executed by an assigning Lender and an assignee, (B) the assignee’s completed Administrative Questionnaire, (C) any tax forms required by Section 2.14(f) (in the case of clauses (B) and (C), unless the assignee shall already be a Lender hereunder) and (D) the processing and recordation fee referred to in this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph, and following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and

Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.

(c)           (i)        Any Lender may sell participations to one or more Eligible Assignees (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and Loans); provided that (A) such Lender’s obligations under this Agreement (including its Commitment hereunder) shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) UTC (solely prior to the UTC Release Date), the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in subclauses (ii)(A), (ii)(B) or (ii)(C) of the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (subject to the requirements and limitations therein, including the requirements under Section 2.14(f) (it being understood that the documentation required under Section 2.14(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (x) agrees to be subject to the provisions of Section 2.16 as if it were an assignee under paragraph (b) of this Section and (y) shall not be entitled to receive any greater payment under Section 2.12 or 2.14, with respect to any participation, than its participating Lender would have been entitled to receive (it being understood and agreed that such Participant shall not be entitled to the benefit of any other indemnity, expense reimbursement, yield protection or similar provision solely on account of becoming a Participant rather than being a party hereto).

(ii)           Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other rights and obligations of such Lender under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other rights and obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other right and obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining any Participant Register.

(d)          Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05.      Survival. The provisions of Sections 2.12, 2.13, 2.14, 2.15(c), 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement.

SECTION 9.06.      Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under any commitment letter entered in connection herewith (but do not supersede any other provisions of any such commitment letter that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). On and after the Closing Date, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)           The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

SECTION 9.07.       Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. [Reserved]

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.

(a)          This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)          Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court of the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement brought by it or any of its controlled Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State court or, to the extent permitted by law, in such New York Federal court. Each of the parties hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)           Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d)           Each party to this Agreement irrevocably consents to service of process made by registered or certified mail, return receipt requested, to the applicable party at its address provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.     Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, except that Information may be disclosed (a) to its Related Parties, including accountants and legal counsel, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (it being understood that such regulatory authority will be informed of the confidential nature of such Information and, except where such regulatory authority would be required to keep such Information confidential as a matter of law, requested to keep such Information confidential), (c) to the extent required by applicable law or by any subpoena or similar legal process (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and, except where such Person would be required to keep such Information confidential as a matter of law, requested to keep such Information confidential), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and requested to keep such Information confidential), (f) subject to execution by it of a written agreement containing provisions substantially the same as those of this Section 9.12, (A) to any permitted assignee of or permitted Participant in, or any prospective permitted assignee of or permitted Participant in, any of its rights or obligations under this Agreement or (B) to any actual of prospective counterparty to any swap or derivative transaction relating to the ~~Company~~Borrower or any Subsidiary and its obligations or any actual or prospective insurance provider relating to any such obligations (or, in each case, their respective Related Parties), (g) with the written consent of the Borrower, (h) to rating agencies (on a confidential basis) and data service providers, including league table providers, that serve the lending industry, such information to consist of information customarily provided by arrangers to such data service providers or (i) to the extent such Information (1) is or becomes publicly available other than as a result of a breach of this Section or (2) is or becomes available to, or is independently developed by, the Administrative Agent, any Lender or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower, any of its Affiliates or any of the Borrower’s or such Affiliate’s Related Parties, including accountants and legal counsel, relating the Borrower or any of its Subsidiaries or their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower, any of its Affiliates or any of the Borrower’s or such Affiliate’s Related Parties. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised no less than reasonable care and at least the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13.     Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the

“Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14.     USA PATRIOT Act and Beneficial Ownership Regulation Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and UTC that pursuant to the requirements of the USA PATRIOT Act and/or the Beneficial Ownership Regulation it is required to obtain, verify and record information that identifies the Borrower and UTC, which information includes the name and address of the Borrower and UTC and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and UTC in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 9.15.     No Fiduciary Relationship. Each of UTC and the Borrower, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, UTC, the Borrower and their respective Subsidiaries and other Affiliates, on the one hand, and the Administrative Agent, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of UTC, the Borrower and their respective Subsidiaries and other Affiliates, and none of the Administrative Agent, the Arrangers, the Lenders or their respective Affiliates has any obligation to disclose any of such interests to UTC, the Borrower or any of their respective Subsidiaries or other Affiliates. To the fullest extent permitted by law, UTC and the Borrower hereby agree not to assert any claims against any of the Administrative Agent, the Arrangers, the Lenders or their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.16.     Non-Public Information. Each of the Administrative Agent, each Arranger and each Lender acknowledges that all information, including requests for waivers and amendments, furnished by UTC, the Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement, will be syndicate-level information, which may contain MNPI. Each Lender represents to UTC (prior to the UTC Release Date), the Borrower and the Administrative Agent that (a) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including United States Federal and state and foreign securities laws, and (b) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws. In the event that any Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) none of UTC, the Borrower, the Administrative Agent or any other Titled Person has any responsibility for such Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement.

SECTION 9.17.     Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under this Agreement may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.18.     Permitted Reorganization.   Notwithstanding any other provision of this Agreement, the Borrower may, after the UTC Release Date, become a wholly-owned Subsidiary of a corporation organized under the laws of the United States of America, any State thereof or the District of Columbia (the “New Holding Company”) by means of a merger of the Borrower with or into a newly organized wholly owned Domestic Subsidiary of the New Holding Company (the “Permitted Reorganization Merger Subsidiary”) or another transaction or series of transactions that result in the Borrower becoming a wholly owned Domestic Subsidiary of the New Holding Company, provided that:

(a)           immediately after the consummation of the Permitted Reorganization, the identity of the holders of the equity interests in the New Holding Company, and the percentage of the ordinary voting power represented by the equity interests in the New Holding Company held by each of them, shall be identical to the identity of the holders of the equity interests in the Borrower, and the percentage of the ordinary voting power represented by the equity interests in the Borrower held by each of them, immediately prior to the consummation of the Permitted Reorganization;

(b)           the New Holding Company and, if applicable, the Permitted Reorganization Merger Subsidiary, prior to the consummation of the Permitted Reorganization, shall not have been engaged in any business activities or conducted any operations other than in connection with or as contemplated by the Permitted Reorganization and shall not own any material assets;

(c)           prior to the consummation of the Permitted Reorganization, the Borrower, the New Holding Company and the Administrative Agent shall enter into an agreement in writing pursuant to which this Agreement shall be amended as may be necessary or appropriate, in the opinion of the Borrower and the Administrative Agent, to reflect (i) the Borrower becoming a wholly owned Subsidiary of the New Holding Company, (ii) the New Holding Company providing the New Holding Company Guarantee, (iii) subject to clause (iv) below, the New Holding Company becoming bound hereby as if it were the original “Borrower”, including for purposes of the definitions, the representations and warranties set forth in Article III hereof, the covenants set forth in Articles V and VI hereof and the Events of Default set forth in Article VII hereof (and the related defined terms), and (iv) notwithstanding anything to the contrary in clause (iii) above, the Borrower remaining the primary obligor in respect of the Loans and all the other Guaranteed Obligations, including any such amendments (consistent with clauses (i) through (iv) above) to provide that (A) references to the Borrower will be modified to be references to the New Holding Company or to each of the Borrower and the New Holding Company (including the definition of Transactions, Sections 5.02, 6.02, 7.01(b), 7.01(c), 7.01(d), 7.01(e), 7.01(f), 9.02, 9.04(a), 9.14 and 9.15 and the parenthetical in Section 7.02), as the context of the original reference requires and (B) on the date of effectiveness of such agreement, the New Holding Company shall represent and warrant, after giving effect to such agreement and the New Holding Company Guarantee and pro forma effect to the Permitted Reorganization, as to the matters set forth in Sections 3.01, 3.02, 3.03, 3.04, 3.10 and 3.11; provided that a copy of such agreement shall have been provided by the Administrative Agent to the Lenders and the Administrative Agent shall not have received, within five Business Days of the date a copy of such agreement is provided to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendments (it being understood that in the absence of such written notice from the Required Lenders, such amendments shall become effective at the end of such period, without any further action or consent of any other party to this Agreement);

(d)           prior to or substantially concurrently with the consummation of the Permitted Reorganization, (i) the New Holding Company shall execute and deliver to the Administrative Agent a guarantee, in form and substance reasonably satisfactory to the Administrative Agent (it being agreed that the terms thereof consistent with Article X hereof (with appropriate modifications to the release provisions set forth in Section 10.02) are reasonably satisfactory to the Administrative Agent), pursuant to which the New Holding Company shall unconditionally and irrevocably guarantee all the Loans and all the other Guaranteed Obligations of the Borrower (the “New Holding Company Guarantee”), and (ii) the New Holding Company shall deliver to the Administrative Agent documents, certificates and opinions relating to the New Holding Company and the New Holding Company Guarantee consistent with those delivered pursuant to Sections 4.01(b) and 4.01(c); and

(e)           the Administrative Agent and the Lenders shall have received, at least three Business Days prior to the date of the consummation of the Permitted Reorganization, all documentation and other information required by bank regulatory authorities with respect to the New Holding Company under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation, that has been reasonably requested by the Administrative Agent or any Lender in writing at least five Business Days prior to the date of the consummation of the Permitted Reorganization.

ARTICLE X

UTC Guarantee; UTC Release Date

SECTION 10.01.     Guarantee. (a) In order to induce the Guaranteed Parties to make Loans to the Borrower hereunder, UTC hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the Guaranteed Obligations (such guarantee, including the obligations of UTC thereunder as set forth in this Section 10.01, the “UTC Guarantee”). UTC further agrees that the due and punctual payment of the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon the UTC Guarantee notwithstanding any such extension or renewal of any Guaranteed Obligation.

(b) UTC waives presentment to, demand of payment from and protest to the Borrower of any of the Guaranteed Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of UTC under the UTC Guarantee shall not be affected by (i) the failure of any Guaranteed Party to assert any claim or demand or to enforce any right or remedy against the Borrower under the provisions of this Agreement or otherwise; (ii) any extension or renewal of any of the Guaranteed Obligations; (iii) any rescission, waiver, amendment or modification of, or release of the Borrower from, any of the terms or provisions applicable to the Borrower of this Agreement or any other agreement or instrument; (iv) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; or (v) any other act (other than payment or performance of the Guaranteed Obligations), omission or delay to do any other act which may or might in any manner or to any extent vary the risk of UTC or otherwise operate as a discharge of UTC as guarantor as a matter of law or equity or which would impair or eliminate any right of UTC to subrogation.

(c) UTC further agrees that the UTC Guarantee constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding of the Borrower shall have stayed the accrual or collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Guaranteed Party to any balance of any deposit account or credit on the books of any Guaranteed Party in favor of the Borrower or any other Person.

(d) The obligations of UTC under the UTC Guarantee shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations, any law or regulation of any jurisdiction or any other event affecting any term of any of the Guaranteed Obligations or otherwise.

(e) UTC further agrees that its obligations under the UTC Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Guaranteed Party upon the bankruptcy or reorganization of the Borrower or otherwise, it being understood and agreed, however, that no such restatement shall occur after the UTC Release Date.

(f) In furtherance of the foregoing and not in limitation of any other right which any Guaranteed Party may have at law or in equity against UTC by virtue hereof, upon the failure of the Borrower to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, UTC hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Guaranteed Parties in cash an amount equal to the unpaid principal amount of such Guaranteed Obligation.

(g) Upon payment in full by UTC of any Guaranteed Obligation, each Guaranteed Party shall, in a reasonable manner, assign to UTC the amount of such Guaranteed Obligation owed to such Guaranteed Party and so paid, such assignment to be pro tanto to the extent to which the Guaranteed Obligation in question was discharged by UTC, or, if requested by UTC, make such disposition thereof as UTC shall direct (all without recourse to any Guaranteed Party and without any representation or warranty by any Guaranteed Party). Upon payment by UTC of any sums as provided above, all rights of UTC against the Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Guaranteed Obligations owed by the Borrower to the Guaranteed Parties.

SECTION 10.02.     UTC Release Date. Upon the satisfaction of the UTC Release Condition:

(a)           the UTC Guarantee shall automatically be released;

(b)           the provisions of Sections 3.12, 5.04, 6.05 and 7.01(j) shall automatically cease to be a part of this Agreement and shall be of no further force and effect for any purpose hereunder; and

(c)           UTC shall be released from all of its other obligations hereunder, and shall cease to have any rights hereunder, and shall automatically cease to be a party hereto.

[Signature pages follow]